                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 30, 1996

                                     BETWEEN

                         BELDING HEMINWAY COMPANY, INC.
                           BLUMENTHAL/LANSING COMPANY
                          THE BELDING THREAD GROUP, LLC
                            CULVER INTERNATIONAL INC.
                             DANFIELD THREADS, INC.
                             AMERICAN COLLARS, INC.
                            THE BRIDGE REALTY COMPANY

                                  AS BORROWERS,

                                       AND

                       SANWA BUSINESS CREDIT CORPORATION,

             AS CO-AGENT, COLLATERAL MONITORING AGENT AND AS LENDER

                                       AND

                             HELLER FINANCIAL, INC.,

        AS CO-AGENT, ADMINISTRATIVE AND DOCUMENTATION AGENT AND AS LENDER

                                TABLE OF CONTENTS

                                                                                      Page
SECTION 1.  DEFINITIONS............................................................      1

                  1.1      Certain Defined Terms...................................      1
                  1.2      Accounting Terms........................................     14
                  1.3      Other Definitional Provisions...........................     15

SECTION 2.  LOANS AND COLLATERAL...................................................     16

                  2.1      Loans...................................................     16
                           (A)(1)  Term Loan A.....................................     16
                           (A)(2)  Term Loan B.....................................     17
                           (B)      Revolving Loan.................................     17
                           (C)      Changes in Borrowing Base......................     18
                           (D)      Eligible Collateral............................     18
                           (E)      Borrowing Mechanics............................     21
                           (F)      Notes..........................................     21
                           (G)      Evidence of Revolving Loan Obligations.........     21
                           (H)      Letters of Credit..............................     22
                                    (1)     Maximum Amount.........................     22
                                    (2)     Reimbursement..........................     22
                                    (3)     Conditions of Issuance.................     23
                                    (4)     Request for Letters of Credit..........     23
                           (I)      Other Letter of Credit Provisions..............     23
                                    (1)     Obligations Absolute...................     23
                                    (2)     Nature of Lender's Duties..............     24
                                    (3)     Liability..............................     24

                  2.2      Interest................................................     25
                           (A)      Rate of Interest...............................     25
                           (B)      Interest Periods...............................     25
                           (C)      Computation and Payment of Interest............     26
                           (D)      Interest Laws..................................     27
                           (E)      Conversion or Continuation.....................     27

                  2.3      Fees....................................................     28
                           (A)      Unused Line Fee................................     28
                           (B)      Letter of Credit Fees..........................     28
                           (C)      Prepayment Fees................................     29
                           (D)      Loan Administration Fee........................     29
                           (E)      Audit Fees.....................................     29
                           (F)      Other Fees and Expenses........................     29
                           (G)      Closing Fee....................................     29

                  2.4      Payments and Prepayments................................     29
                           (A)      Manner and Time of Payment.....................     29
                           (B)      Mandatory Prepayments..........................     30

                                    (1)     Overadvance............................     30
                                    (2)     Proceeds of Asset Dispositions.........     30
                                    (3)     Prepayments from Excess Cash Flow......     31
                                    (4)     Prepayment upon Sale of Thread
                                            Division...............................     31
                           (C)      Voluntary Prepayments and Repayments...........     31
                           (D)      Payments on Business Days......................     31

                  2.5      Term of this Agreement..................................     32

                  2.6      Statements..............................................     32

                  2.7      Grant of Security Interest..............................     32

                  2.8      Capital Adequacy and Other Adjustments..................     32

                  2.9      Taxes...................................................     33
                           (A)      No Deductions..................................     33
                           (B)      Changes in Tax Laws............................     34

                  2.10     Required Termination and Prepayment.....................     34

                  2.11     Optional Prepayment/Replacement of Co-Agents or
                           Lenders in Respect of Increased Costs...................     35

                  2.12     Compensation............................................     35

                  2.13     Booking of LIBOR Loans..................................     36

                  2.14     Assumptions Concerning Funding of LIBOR Loans...........     36


SECTION 3.  CONDITIONS TO LOANS....................................................     36

                  3.1      Conditions to Loans.....................................     36
                           (A)      Closing Deliveries.............................     36
                           (B)      Security Interests.............................     36
                           (C)      Closing Date Availability......................     37
                           (D)      Representations and Warranties.................     37
                           (E)      Fees...........................................     37
                           (F)      No Default.....................................     37
                           (G)      Performance of Agreements......................     37
                           (H)      No Prohibition.................................     37
                           (I)      No Litigation..................................     37
                           (J)      Audit..........................................     37
                           (K)      Real Estate Appraisal..........................     38
                           (L)      Machinery and Equipment Appraisal..............     38
                           (M)      INTENTIONALLY OMITTED..........................     38
                           (N)      Projections....................................     38
                           (O)      Environmental Matters..........................     38
                           (P)      Insurance......................................     38


SECTION 4.  BORROWERS' REPRESENTATIONS AND WARRANTIES..............................     38

                  4.1      Organization, Powers, Capitalization....................     39
                           (A)      Organization and Powers........................     39
                           (B)      Capitalization.................................     39

                  4.2      Authorization of Borrowing, No Conflict.................     39

                  4.3      Financial Condition.....................................     40

                  4.4      Indebtedness and Liabilities............................     40

                  4.5      Account Warranties......................................     40

                  4.6      Names...................................................     41

                  4.7      Locations; FEIN.........................................     41

                  4.8      Title to Properties; Liens..............................     41

                  4.9      Litigation; Adverse Facts...............................     41

                  4.10     Payment of Taxes........................................     41

                  4.11     Performance of Agreements...............................     42

                  4.12     Employee Benefit Plans..................................     42

                  4.13     Intellectual Property...................................     42

                  4.14     Broker's Fees...........................................     42

                  4.15     Environmental Compliance................................     42

                  4.16     Solvency................................................     42

                  4.17     Disclosure..............................................     43

                  4.18     Insurance...............................................     43

                  4.19     Compliance with Laws....................................     43

                  4.20     Bank Accounts...........................................     44

                  4.21     Subsidiaries............................................     44

                  4.22     Employee Matters........................................     44

                  4.23     Governmental Regulation.................................     44


SECTION 5.  AFFIRMATIVE COVENANTS..................................................     44

                  5.1      Financial Statements and Other Reports..................     44
                           (A)      Monthly Financials.............................     45
                           (B)      Quarterly Financials...........................     45
                           (C)      Year-End Financials............................     45
                           (D)      Accountants' Certification and Reports.........     46
                           (E)      Compliance Certificate.........................     46
                           (F)      Borrowing Base Certificates, Registers and
                                    Journals.......................................     46
                           (G)      Reconciliation Reports, Inventory Reports and
                                    Listings and Agings............................     46
                           (H)      Management Report..............................     47
                           (I)      Appraisals.....................................     47
                           (J)      Government Notices.............................     47
                           (K)      Events of Default, etc.........................     47
                           (L)      Trade Names....................................     48
                           (M)      Locations......................................     48
                           (N)      Bank Accounts..................................     48
                           (O)      Litigation.....................................     48
                           (P)      Projections....................................     48
                           (Q)      Other Indebtedness Notices.....................     49
                           (R)      Securities Reports.............................     49
                           (S)      Other Information..............................     49

                  5.3      Inspection..............................................     49

                  5.4      Collateral Records......................................     49

                  5.5      Account Covenants; Verification.........................     50

                  5.6      Collection of Accounts and Payments.....................     50

                  5.7      Endorsement.............................................     51

                  5.8      Corporate Existence.....................................     51

                  5.9      Payment of Taxes........................................     51

                  5.10     Maintenance of Properties; Insurance....................     51

                  5.11     Compliance with Laws....................................     52

                  5.12     Further Assurances......................................     52

                  5.13     Collateral Locations....................................     52

                  5.14     Bailees.................................................     52

                  5.15     Mortgages; Title Insurance; Surveys.....................     53
                           (A)      Title Insurance................................     53
                           (B)      Additional Mortgaged Property..................     53
                           (C)      Surveys........................................     53

                  5.16     Use of Proceeds and Margin Security.....................     54


SECTION 6.  FINANCIAL COVENANTS....................................................     54

                  6.1      Net Worth...............................................     54

                  6.2      INTENTIONALLY OMITTED...................................     55

                  6.3      Minimum EBITDA..........................................     55

                  6.4      INTENTIONALLY OMITTED...................................     55

                  6.5      Capital Expenditure Limits..............................     55

                  6.6      Fixed Charge Coverage...................................     55

                  6.7      INTENTIONALLY OMITTED...................................     56

SECTION 7.  NEGATIVE COVENANTS.....................................................     56

                  7.1      Indebtedness and Liabilities............................     56

                  7.2      Guaranties..............................................     56

                  7.3      Transfers, Liens and Related Matters....................     57
                           (A)      Transfers......................................     57
                           (B)      Liens..........................................     57
                           (C)      No Negative Pledges............................     57
                           (D)      No Restrictions on Subsidiary Distributions to
                                    Borrower.......................................     57

                  7.4      Investments and Loans...................................     58

                  7.5      Restricted Junior Payments..............................     58

                  7.6      Restriction on Fundamental Changes......................     58

                  7.7      INTENTIONALLY OMITTED...................................     58

                  7.8      Transactions with Affiliates............................     58

                  7.9      Environmental Liabilities...............................     59

                  7.10     Conduct of Business.....................................     59

                  7.11     Compliance with ERISA...................................     59

                  7.12     Tax Consolidations......................................     59

                  7.13     Subsidiaries............................................     59

                  7.14     Fiscal Year.............................................     59

                  7.15     Press Release; Public Offering Materials................     59

                  7.16     Bank Accounts...........................................     59


SECTION 8.  DEFAULT, RIGHTS AND REMEDIES...........................................     59

                  8.1      Event of Default........................................     59
                           (A)      Payment........................................     60
                           (B)      Default in Other Agreements....................     60
                           (C)      Breach of Certain Provisions...................     60
                           (D)      Breach of Warranty.............................     60
                           (E)      Other Defaults Under Loan Documents............     60
                           (F)      Change in Control..............................     60
                           (G)      Involuntary Bankruptcy; Appointment of
                                    Receiver, etc..................................     61
                           (H)      Voluntary Bankruptcy; Appointment of
                                    Receiver, etc..................................     61
                           (I)      Liens..........................................     61
                           (J)      Judgment and Attachments.......................     61
                           (K)      Dissolution....................................     62
                           (L)      Solvency.......................................     62
                           (M)      Injunction.....................................     62
                           (N)      Invalidity of Loan Documents...................     62
                           (O)      Failure of Security............................     62
                           (P)      Damage, Strike, Casualty.......................     62
                           (Q)      Licenses and Permits...........................     62
                           (R)      Forfeiture.....................................     63

                  8.2      Suspension of Commitments...............................     63

                  8.3      Acceleration............................................     63

                  8.4      Remedies................................................     63

                  8.5      Appointment of Attorney-in-Fact.........................     64

                  8.6      Limitation on Duty of Co-Agents with Respect to
                           Collateral..............................................     65

                  8.7      Application of Proceeds.................................     65

                  8.8      License of Intellectual Property........................     66

                  8.9      Waivers, Non-Exclusive Remedies.........................     66


SECTION 9.  ASSIGNMENT AND PARTICIPATION...........................................     66

                  9.1      Assignments and Participations in Loans.................     66

                  9.2      Co-Agents...............................................     67
                           (A)      Appointment....................................     67
                           (B)      Nature of Duties...............................     68
                           (C)      Rights, Exculpation, Etc.......................     68
                           (D)      Reliance.......................................     69
                           (E)      Indemnification................................     70
                           (F)      Heller and Sanwa Individually..................     70

                           (G)      Successor Administrative and Documentation
                                    Agent..........................................     70
                                    (1)     Resignation............................     70
                                    (2)     Appointment of Successor...............     71
                                    (3)     Successor..............................     71
                           (H)      Collateral Matters.............................     71
                                    (1)     Release of Collateral..................     71
                                    (2)     Confirmation of Authority; Execution of
                                            Releases...............................     72
                                    (3)     Absence of Duty........................     72
                           (I)      Agency for Perfection..........................     73
                           (J)      Exercise of Remedies...........................     73

                  9.3      Consents................................................     73

                  9.4      Set Off and Sharing of Payments.........................     74

                  9.5      Disbursement of Funds...................................     74

                  9.6      Settlements, Payments and Information...................     75
                           (A)      Revolving Advances and Payments; Fee
                                    Payments.......................................     75
                           (B)      Availability of Lender's Pro Rata Share........     76
                           (C)      Return of Payments.............................     76

                  9.7      Dissemination of Information............................     77

                  9.8      Discretionary Advances..................................     77


SECTION 10.  MISCELLANEOUS.........................................................     77

                  10.1     Expenses and Attorneys' Fees............................     77

                  10.2     Indemnity...............................................     78

                  10.3     Amendments and Waivers..................................     78

                  10.4     Notices.................................................     79

                  10.5     Survival of Warranties and Certain Agreements...........     80

                  10.6     Indulgence Not Waiver...................................     81

                  10.7     Marshaling; Payments Set Aside..........................     81

                  10.8     Entire Agreement........................................     81

                  10.9     Independence of Covenants...............................     81

                  10.10    Severability............................................     81

                  10.11    Lenders' Obligations Several; Independent
                           Nature of Lenders' Rights...............................     82

                  10.12    Headings................................................     82

                  10.13    APPLICABLE LAW..........................................     82

                  10.14    Successors and Assigns..................................     82

                  10.15    No Fiduciary Relationship; Limitation of
                           Liabilities............................................      82

                  10.16    CONSENT TO JURISDICTION.................................     83

                  10.17    WAIVER OF JURY TRIAL....................................     83

                  10.18    Construction............................................     83

                  10.19    Counterparts; Effectiveness.............................     84

                  10.20    No Duty.................................................     84

                  10.21    Confidentiality.........................................     84

SECTION 11.  BORROWING AGENCY......................................................     85

                  11.1     Borrowing Agency Provisions.............................     85

                  11.2     Waiver of Subrogation...................................     86


SECTION 12.  CROSS-GUARANTY........................................................     86

                  12.1     Cross Guaranty..........................................     86

                  12.2     Contribution with Respect to Guaranty Obligations.......     86

                  12.3     Obligations Absolute....................................     87

                  12.4     Waiver..................................................     88

                  12.5     Recovery................................................     89

                  12.6     Liability Cumulative....................................     89

                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is dated as of December 30, 1996 and entered into among BELDING HEMINWAY COMPANY, INC., a Delaware corporation ("Holdings"), BLUMENTHAL/LANSING COMPANY, a Delaware corporation ("Blumenthal"), THE BELDING THREAD GROUP, LLC, a limited liability company formed under the laws of Connecticut ("Thread"), CULVER INTERNATIONAL INC., a New Jersey corporation ("Culver"), DANFIELD THREADS, INC., a Connecticut corporation ("Danfield"), AMERICAN COLLARS, INC. a Connecticut corporation ("Collars") and THE BRIDGE REALTY COMPANY, a Connecticut corporation ("Realty"), (each of Holdings, Blumenthal, Thread, Culver, Danfield, Collars and Realty a "Borrower" and, jointly and severally, "Borrowers"), with their principal places of business as set forth on Schedule A hereto, the financial institution(s) listed on the signature pages hereof and their respective successors and assigns (each individually a "Lender" and collectively "Lenders"), SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation (in its individual capacity, "Sanwa") with offices at 500 Glenpointe Centre West, Teaneck, New Jersey 07666, for itself as a Lender, as Co-Agent and as Collateral Monitoring Agent and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, for itself as a Lender, as Co-Agent and as Administrative and Documentation Agent. All capitalized terms used herein are defined in Section 1 of this Agreement.

         WHEREAS, Borrowers desire that Lenders extend a credit facility to provide working capital financing and to provide funds for other general corporate purposes; and

         WHEREAS, Borrowers desire to secure their obligations under the Loan Documents by granting to Administrative and Documentation Agent, for the benefit of Lenders, a security interest in and lien upon each Borrower's property;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Collateral Monitoring Agent, Administrative and Documentation Agent, Co-Agents and Lenders agree as follows:


                             SECTION 1. DEFINITIONS

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrowers arising or resulting from the sale of goods or the rendering of services.

         "Additional Mortgaged Property" has the meaning assigned to that term in subsection 5.15.

         "Affiliate" means any Person (other than any Co-Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Borrower; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Borrower; or (d) which has a senior executive officer who is also a senior executive officer of any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

         "Administrative and Documentation Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2.

         "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

         "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of December 12, 1996 among Holdings, Thread, Danfield, Culver, Collars, Realty, HP Belt Acquisition Corporation and Hicking Pentecost PLC.

         "Assets" shall have the meaning given to such term in accordance with GAAP.

         "Bank Letter of Credit" means each letter of credit issued by a bank acceptable to and approved by Collateral Monitoring Agent for the account of any Borrower and supported by a Risk Participation Agreement.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust

Company, The Chase Manhattan Bank, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

         "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

         "Blocked Accounts" has the meaning assigned to that term in subsection 5.6.

         "Borrower" and "Borrowers" have the meanings assigned to those terms in the preamble to this Agreement.

         "Borrowing Agent" means Holdings.

         "Borrowing Base" has the meaning assigned to that term in subsection 2.1(B)(2).

         "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of each Borrower appropriately completed and in substantially the form of Exhibit A.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

         "Button Division" means the business conducted by Holdings and Blumenthal.

         "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and

(c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

         "Chemical" means Belding Chemical Industries, Inc., a Delaware corporation.

         "Closing Date" means December 30, 1996.

         "Co-Agents" means each of Heller and Sanwa in their capacity as co-agents for Lenders under this Agreement.

         "Collateral" has the meaning assigned to that term in subsection 2.7.

         "Collateral Monitoring Agent" means Sanwa in its capacity as collateral monitoring agent for Lenders under this Agreement and any successor in such capacity appointed pursuant to Section 9.2.

         "Collateral Monitoring Agent's Account" means ABA No. 071-000-288, Account No. 401-686-1 at Harris Bank and Trust Company, 111 West Monroe Street, Chicago, Illinois 60690, Reference: Sanwa Business Credit for the benefit of Belding Heminway.

         "Collecting Banks" has the meaning assigned to that term in subsection 5.6.

         "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsection 2.1(A) and/or 2.1(B) and to provide Lender Letters of Credit as set forth in subsection 2.1(H).

         "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 9.1 hereof.

         "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Holdings appropriately completed and in substantially the form of Exhibit B.

         "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Default Rate" has the meaning assigned to that term in subsection 2.2.

         "EBITDA" means, for any period, without duplication, the total of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued;
(c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of Holdings or of a wholly owned Subsidiary of any other Borrower) in which Holdings or a wholly owned Subsidiary of any other Borrower has an ownership interest except to the extent such income is received by Holdings or any other Borrower in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

         "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(D).

         "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(D).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Event of Default" means each of the events set forth in subsection
8.1.

         "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection 6.5 hereof); less (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (6) Interest Expenses paid or accrued; less (7) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period and permitted under subsection 7.5; less (8) voluntary prepayments and mandatory prepayments made under subsection 2.4 (B) (2), but only to the extent that the transaction that precipitated the mandatory prepayment increased EBITDA.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Collateral Monitoring Agent from three Federal funds brokers of recognized standing selected by Collateral Monitoring Agent.

         "Fiscal Year" means each twelve month period ending on the last day of December in each year.

         "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

         "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Holdings and its Subsidiaries on a consolidated basis; plus (b) scheduled payments of principal with respect to all Indebtedness of Holdings and its Subsidiaries; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) payment of deferred taxes accrued in any prior period.

         "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Goldwyn Litigation" means Case No. 96-60411 in the Superior Court for New York County between Holdings and Bruce Goldwyn ("Goldwyn") pursuant to which Holdings seeks damages from Goldwyn of approximately $1,400,000 for breach of certain representations and warranties and Goldwyn counterclaimed seeking payment, on an accelerated basis, of a promissory note in the sum of $530,964, plus accumulated interest and attorneys' fees.

         "Guarantor" means (a) Belding Chemical Industries, Inc., a Delaware corporation, and (b) The Heminway & Bartlett Manufacturing Company, a Connecticut corporation, and "Guarantors" means the collective reference to each such Person.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

         "H&B" means The Heminway & Bartlett Manufacturing Company, a Connecticut corporation.

         "Indebtedness", as applied to any Person, means without duplication:
(a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person and (f) obligations in respect of letters of credit.

         "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

         "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

         "Interest Expenses" means, without duplication, for any period, the following, for Holdings and its Subsidiaries on a consolidated basis each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).

         "Interest Period" has the meaning assigned to that term in subsection 2.2(B).

         "Interest Rate" has the meaning assigned to that term in subsection 2.2(A).

         "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

         "Inventory Report" means a report duly executed by an officer of each Borrower appropriately completed and in substantially the form of Exhibit C.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

         "Lender Addition Agreement" means an agreement among Administrative and Documentation Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit D.

         "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(H).

         "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrowers or any of their Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

         "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by

Collateral Monitoring Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(H)(2) or otherwise reimbursed by Borrowers.

         "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

         "LIBOR" means, for each Interest Period, a rate of interest equal to:

         (a) the rate of interest determined by Collateral Monitoring Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Collateral Monitoring Agent) will be the rate used; provided further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Collateral Monitoring Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, The Chase Manhattan Bank, or its successors to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System:

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

         "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

         "Loan Documents" means this Agreement, the Notes, the Mortgages, and all other instruments, documents and agreements executed by or on behalf of any Borrower and delivered concurrently herewith or at any time hereafter to or for Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means each Borrower, each Borrower's Subsidiaries and any other Person (other than Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender) which is or becomes a party to any Loan Document.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Button Division or the Thread Division or of all Borrowers taken as a whole or (b) the ability of the Thread Division or the Button Division to perform any obligations under any Loan Document or of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to enforce or collect any of the Obligations.

         "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

         "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Administrative and Documentation Agent, on behalf of Lenders, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Administrative and Documentation Agent.

         "Mortgaged Property" means the real property owned or leased by Borrower or its Subsidiaries as described on Schedule 1.1(A).

         "Net Worth" of Holdings means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) for Holdings on a consolidated basis calculated in conformity with GAAP.

         "Notes" means the Revolving Notes and the Term Notes.

         "Notice of Borrowing" has the meaning assigned to that term in subsection 2.1(E).

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Administrative and Documentation Agent, Collateral Monitoring Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

         "Operating Cash Flow" means, for any period, (a) EBITDA; less (b) Capital Expenditures; less (c) payments applied to liability reserves with respect to pension, environmental, unfavorable leases and post-retirement benefits.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the businesses of the Loan Parties or any of their Subsidiaries taken as a whole; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.5, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so purchased or is otherwise a Permitted Encumbrance; (f) Liens in favor of Administrative and Documentation Agent, on behalf of Lenders, and (g) Liens set forth on Schedule 1.1(B).

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreement" means, the stock pledge agreement executed and delivered by Holdings, in favor of Administrative and Documentation Agent, on behalf of Lenders, in form and substance satisfactory to Administrative and Documentation Agent and the Pledge of Membership Interests executed and delivered by Holdings and H&B, in favor of Administrative and Documentation Agent, on behalf of Lenders, in form and substance satisfactory to Administrative and Documentation Agent.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Holdings as of November 30, 1996 after giving effect to the transactions contemplated by this Agreement. The Pro Forma is annexed hereto as
Schedule 1.1(C).

         "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

         "Projections" means (i) Holdings's forecasted consolidated and (ii) with respect to the Button Division and Thread Division, Holding's forecasted consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division consolidated basis consistent with Holdings's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of each Borrower appropriately completed and in substantially the form of Exhibit E.

         "Requisite Lenders" means Lenders holding or being responsible for fifty percent (50%) or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments so long as Sanwa retains Commitments equal to or greater than fifty percent (50%) and, if Sanwa holds or is responsible for less than fifty percent (50%) of the Commitments, then Requisite Lenders shall mean Lenders holding or being responsible for sixty-six and two-thirds percent (66.66%) or more.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or any membership interest of any Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any redemption, conversion, exchange, retirement, defeasance, sinking fund, or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or of any membership interest of any Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or of any membership interest of any Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by any Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

         "Revolving Advance" means each advance made by Lender(s) pursuant to subsection 2.1 (B).

         "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1 (B), and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(H) in the aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.

         "Revolving Note" means each promissory note of Borrowers in a form reasonably acceptable to Administrative and Documentation Agent and Collateral Monitoring Agent, issued pursuant to subsection 2.1(F).

         "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(H).

         "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

         "Scheduled Installment of Term Loan B" has the meaning assigned to that term in subsection 2.1(A)(2).

         "Settlement Date" has the meanings assigned to that term in subsection 9.6(A)(2).

         "Solvent" means, with respect to any Person, if the aggregate of, at a fair valuation, such Person's Assets exceeds such Person's Liabilities.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

         "Subsidiary Stock" shall mean (i) the common stock of Holding's corporate Subsidiaries which has been pledged by Holdings and (ii) the membership interests in Thread, which has been pledged by Holdings and H&B, respectively, to Administrative and Documentation Agent, on behalf of Lenders, pursuant to the respective Pledge Agreement.

         "Term Loans means the unpaid balance of the term loans made pursuant to subsection 2.1 (A).

         "Term Loan A" means the advances made pursuant to subsection 2.1(A)(1).

         "Term Loan B" means the advances made pursuant to subsection 2.1(A)(2).

         "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of the Term Loans in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.

         "Term Note" or "Term Notes" means, collectively, Term Note A and Term Note B.

         "Term Note A" means, collectively, the promissory notes of Borrowers in a form reasonably acceptable to Administrative and Documentation Agent and Collateral Monitoring Agent, issued pursuant to subsection 2.1(F).

         "Term Note B" means, collectively, the promissory notes of Borrowers in a form reasonably acceptable to Administrative and Documentation Agent and Collateral Monitoring Agent, issued pursuant to subsection 2.1(F).

         "Termination Date" means the date this Agreement is terminated as specified in the notice given by either party in the manner set forth in subsection 2.5.

         "Thread Division" means the business conducted by Thread, Culver, Danfield, Collars and Realty.

         "Total Loan Commitment" means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment and, Term Loan Commitment.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

         1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis and shall include Chemical and H&B for any such financial statement and such other information being provided by Holdings on a consolidated basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) each Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrowers; (b) changes in accounting principles recommended by Borrowers' certified public accountants; and (c) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

         1.3 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                         SECTION 2. LOANS AND COLLATERAL

         2.1      Loans.

                  (A)(1) Term Loan A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrowers, on the Closing Date, its Pro Rata Share of the Term Loan A which is in the amount of $14,000,000. The Term Loan A shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(1) and repaid may not be reborrowed. Borrowers shall make principal payment in the amount of the applicable Scheduled Installment of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates and in the amounts set forth below.

         "Scheduled Installment of Term Loan A means, for each date set forth below, the amount set forth opposite such date.

     Date                                            Scheduled Installment

March 31, 1998                        $1,000,000 less Scheduled Installment Term
                                      Loan B

June 30, 1998                         $1,000,000 less Scheduled Installment Term
                                      Loan B

September 30, 1998                    $1,000,000 less Scheduled Installment Term
                                      Loan B

December 31, 1998                     $1,000,000 less Scheduled Installment Term
                                      Loan B

March 31, 1999                        $1,000,000

June 30, 1999                         $1,000,000

September 30, 1999                    $1,000,000

December 31, 1999                     $1,000,000

March 31, 2000                        $1,000,000

June 30, 2000                         $1,000,000

September 30, 2000                    $1,000,000

December 31, 2000                     $1,000,000

March 31, 2001                        $1,500,000

June 30, 2001                         $1,500,000

September 30, 2001                    $1,500,000

December 30, 2001                     $1,500,000


         If at any time prior to the commencement of Scheduled Installments of Term Loan A set forth above, Term Loan B is fully repaid, then Scheduled Installments of Term Loan

A shall commence on the next date set forth pursuant to subsection 2.1(A)(2) below, and such payments shall be in the amounts set forth in subsection 2.1(A)(2) corresponding to such dates, but shall be applied to repayment of Term Loan A in inverse order of maturity.

                  (A)(2) Term Loan B. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrowers on the Closing Date its Pro Rata Share of the Term Loan B which is in the amounts of $8,000,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(2) and repaid may not be reborrowed. Borrowers shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan B (or such lesser principal amount of Term Loan B as shall then be outstanding) on the dates and in the amounts set forth below.

         "Scheduled Installment of Term Loan B" means, for each date set forth below, the amount set forth opposite such date.



    Date                               Scheduled Installment

March 31, 1997                         $1,000,000

June 30, 1997                          $1,000,000

September 30, 1997                     $1,000,000

December 31, 1997                      $1,000,000

March 31, 1998                         $1,000,000

June 30, 1998                          $1,000,000

September 30, 1998                     $1,000,000

December 31, 1998                      $1,000,000


                  (B) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $20,000,000. Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(B) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed (a) with respect to all Borrowers, the Maximum Revolving Loan Amount and
(b) with respect to each Borrower,
such Borrower's Individual Borrowing Base minus the Letter of Credit Reserve applicable to such Borrower.

                  (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

                  (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty-five percent (85%) of Eligible Accounts plus (b) the lesser of (i) $10,000,000, and (ii) sixty percent (60%) of Eligible Inventory consisting of raw materials and finished goods and fifty percent (50%) of Eligible Inventory consisting of work-in-process plus (c)(i) sixty (60%) of Inventory ordered but not received, the payment for which is to be made under documentary Lender Letters of Credit ("Letter of Credit Inventory") less (ii) duty and freight due with respect to the Letter of Credit Inventory, and less, in each case, such reserves as Collateral Monitoring Agent in its reasonable discretion may elect to establish, including, without limitation, any reserves established by Collateral Monitoring Agent if it determines in its reasonable discretion that the ratio of Inventory consisting of work-in-process, finished goods and/or raw materials materially changes at any time.

                  (3) "Individual Borrowing Base" means, as of any of determination for any Borrower, an amount equal to the sum of (a) eighty-five percent (85%) of such Borrower's Eligible Accounts plus (b) the lesser of (i) $10,000,000 and (ii) the sum of (x) sixty percent (60%) of the Eligible Inventory consisting of raw materials and finished goods and (y) fifty percent (50%) of the Eligible Inventory consisting of work in process, and less in each case such reserves as Collateral Monitoring Agent in its reasonable discretion may elect to establish.

                  (C) Changes in Borrowing Base. On the Closing Date, Collateral Monitoring Agent shall establish the reserves set forth on Schedule 2.1(C). Following the Closing Date, Collateral Monitoring Agent shall promptly notify Borrowing Agent and Administrative and Documentation Agent if (1) any Accounts or Inventory previously considered to constitute "Eligible Accounts" or "Eligible Inventory", respectively, are no longer to be considered eligible for borrowing purposes for reasons not otherwise set forth in this Agreement, and
(2) any additional reserves are being established which reduce the Borrowing
Base.
                  (D)      Eligible Collateral.

                  "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Collateral Monitoring Agent, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Collateral Monitoring Agent and Administrative and Documentation Agent, the following Accounts are not Eligible Accounts:

                  (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than sixty (60) days after the date of issuance of such invoice;

                  (2) Accounts which remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety
(90) days after invoice date if no due date was specified;

                  (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by any Borrower, but only to the extent of such credit;

                  (4) Accounts due from a customer whose principal place of business is located outside the United States of America or Canada unless such Account is backed by a letter of credit, in form and substance acceptable to Collateral Monitoring Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Collateral Monitoring Agent; provided that such letter of credit has been delivered to Collateral Monitoring Agent as additional collateral;

                  (5) Accounts due from a customer which Collateral Monitoring Agent has notified Borrowing Agent does not have a satisfactory credit standing;

                  (6) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                  (7) Accounts with respect to which the customer is an Affiliate of any Borrower or a director, officer, agent, stockholder or employee of any Borrower or any of its Affiliates;

                  (8) Accounts due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after due date or ninety (90) days after the invoice date if no due date was specified;

                  (9) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

                  (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Collateral Monitoring Agent, on behalf of Lenders;

                  (11) Accounts with respect to which Administrative and Documentation Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

                  (12) Accounts subject to any Lien except those in favor of Administrative and Documentation Agent, on behalf of Lenders;

                  (13) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding to the extent such proceedings are continuing as of the relevant date;

                  (14) Accounts due from a customer to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date;

                  (15) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                  (16) Accounts with respect to which the customer is located in Indiana, New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (17) Accounts with respect to which the customer is a creditor of any Borrower, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by such Borrower to such Person.

                  "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of any Borrower and located in the United States of America that Collateral Monitoring Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Collateral Monitoring Agent and Administrative and Documentation Agent, the following is not Eligible Inventory: (a) work-in-process that is not readily marketable in its current form; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Inventory which Collateral Monitoring Agent or Administrative and Documentation Agent determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) Inventory with respect to which Administrative and Documentation Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any Lien in favor of any Person other than Administrative and Documentation Agent, on behalf of Lenders; (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i); and (g) Inventory located at any location other than the locations set forth on Schedule 4.7, unless a waiver of interest acceptable in form and substance is delivered to Collateral Monitoring Agent.

                  (E) Borrowing Mechanics. (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when Borrowers desire an advance under this subsection 2.1, Borrowing Agent shall give Collateral Monitoring Agent telephonic notice of the proposed borrowing by 12:00 p.m. Eastern time on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice (a "Notice of Borrowing") shall also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and for LIBOR Loans the Interest Period applicable thereto. Any such telephonic notice shall be confirmed in writing on the same day. Neither Collateral Monitoring Agent nor any Lender shall incur any liability to any Borrower for acting upon any telephonic notice Collateral Monitoring Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1(E). Neither Collateral Monitoring Agent nor any Lender will make any advance pursuant to any telephonic notice unless Collateral Monitoring Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1(F) by 11:00 a.m. Central time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrowing Agent may from time to time designate to Collateral Monitoring Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by such Borrower for a Base Rate Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Advance if made by Collateral Monitoring Agent or any Lender shall be disbursed by Collateral Monitoring Agent or such Lender by way of direct payment of the relevant obligation.

                  (F) Notes. Each Borrower shall execute and deliver to each Lender with appropriate insertions (i) a Term Note to evidence such Lender's Term Loan Commitment, and (ii) a Revolving Note to evidence such Lender's Revolving Loan Commitment. In the event of an assignment under subsection 9.1, each Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its assignee.

                  (G) Evidence of Revolving Loan Obligations. Each Revolving Advance shall be evidenced by this Agreement, the Revolving Note, and notations made from time to time by Collateral Monitoring Agent in its books and records, including computer records.

Collateral Monitoring Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loan owing to each Lender from time to time. Collateral Monitoring Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Collateral Monitoring Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Revolving Loans.

                  (H) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, the Revolving Loan Commitments may, in addition to Revolving Advances be utilized, upon the request of Borrowers, for (i) the issuance of letters of credit by Collateral Monitoring Agent, or with Administrative and Documentation Agent's and Collateral Monitoring Agent's consent any Lender, or (ii) the issuance by Collateral Monitoring Agent of risk participations (a "Risk Participation Agreement") to banks to induce such banks to issue letters of credit for the account of each Borrower (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed (1) with respect to all Borrowers, the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment, and (2) with respect to each Borrower, the Individual Borrowing Base for such Borrower.

                  (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $2,000,000.

                  (2) Reimbursement. Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Collateral Monitoring Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Borrowers hereby authorize and direct Collateral Monitoring Agent, at Collateral Monitoring Agent's option, to debit the applicable Borrower's account (by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. All amounts paid with respect to any Lender Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Advance or otherwise shall bear interest at the Default Rate applicable to Base Rate Revolving Loans. In the event that Borrowers shall fail to reimburse Collateral Monitoring Agent on the date of any payment under a Lender Letter of Credit in an amount equal to the amount of such payment, Collateral Monitoring Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Collateral Monitoring Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Collateral Monitoring Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Collateral Monitoring Agent the amount of such Lender's participation in such Lender Letter of Credit, Collateral Monitoring Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                  (3) Conditions of Issuance. In addition to all other terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall be subject to the satisfaction of all conditions applicable to Revolving Advances, and the condition that the letter of credit which Borrowers request be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Collateral Monitoring Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

                  (4) Request for Letters of Credit. Borrowers shall give Collateral Monitoring Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested.

         (I) Other Letter of Credit Provisions.

                  (1) Obligations Absolute. The obligation of Borrowers to reimburse Collateral Monitoring Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                       (a) any lack of validity or enforceability of any Lender Letter of Credit, Bank Letter of Credit or any other agreement;

                       (b) the existence of any claim, set-off, defense or other right which each Borrower, any of its Affiliates, Collateral Monitoring Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Persons for whom any such transferee may be acting), Collateral Monitoring Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between each Borrower or any of its Affiliates and the beneficiary of the letter of credit);

                       (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Bank Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (d) payment under any Lender Letter of Credit or Bank Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided that, in the case of any payment by Collateral Monitoring Agent or a Lender under any Lender Letter of Credit, Collateral Monitoring Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

                        (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                        (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (2) Nature of Lender's Duties. As between Collateral Monitoring Agent and Lenders, on the one hand, and Borrowers, on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Collateral Monitoring Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Collateral Monitoring Agent or any Lender under any Lender Letter of Credit, Collateral Monitoring Agent or Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Collateral Monitoring Agent or any Lender as the case may be. None of the above shall affect, impair, or prevent the vesting of any of Collateral Monitoring Agent's or any Lender's rights or powers hereunder.

                  (3) Liability. In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Collateral Monitoring Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Collateral Monitoring Agent or any Lender under any resulting liability to any Borrower.

      2.2   Interest.

            (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and other Obligations for which no other interest rate is specified, the Base Rate plus (a) one and one-quarter percent (1.25%) with respect to the Revolving Loan, (b) one and one-half percent (1.50%) with respect to Term Loan A and (c) one and three-quarters percent (1.75%) with respect to Term Loan B and (ii) in the case of LIBOR Loans, LIBOR plus (i) three and one-quarter percent (3.25%) with respect to the Revolving Loan, (ii) three and one-half percent (3.50%) with respect to Term Loan A and (iii) three and three-quarters percent (3.75%) with respect to Term Loan B (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrowers initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(E). The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Collateral Monitoring Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

      After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and
(iii) no Loans may be converted to LIBOR Loans.

      Anything in this Section 2.2(A) to the contrary notwithstanding, the applicable Interest Rate shall be reduced by (x) one-half of one percent (0.50%) commencing April 1, 1998 if the financial statements delivered pursuant to
Section 5.1(C) for the fiscal year ended December 31, 1997 show that EBITDA for such fiscal year was equal to or greater than $16,500,000 and that no Event of Default has occurred and is continuing, and (y) if the Interest Rate has been reduced pursuant to clause (x) above, then a further reduction of one-quarter of one percent (0.25%) commencing April 1, 1999 if the financial statements delivered pursuant to Section 5.1(C) for the fiscal year ended December 31, 1998 show that EBITDA for such fiscal year was equal to or greater than $16,500,000 and that no Event of Default has occurred and is continuing.

            (B) Interest Periods. In connection with each LIBOR Loan, Borrowing Agent shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; provided that:

                  (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

                  (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                  (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5), below, end on the last Business Day of a calendar month;

                  (5) no Interest Period shall extend beyond the Termination
Date;

                  (6) no Interest Period may extend beyond a scheduled principal payment date unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and (b) the lesser of the available, unused (x) Revolving Loan Commitment or (y) Borrowing Base, equals or exceeds the principal amount required to be paid on the Loans on such date; and

                  (7) there shall be no more than five (5) Interest Periods relating to LIBOR Loans outstanding at any time.

            (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Collateral Monitoring Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Collateral Monitoring Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

(D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Collateral Monitoring Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) no Borrower nor any other Loan Party shall be obligated to pay any Excess Interest;
(3) any Excess Interest that Collateral Monitoring Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) no Borrower nor any Loan Party shall have any action against Collateral Monitoring Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

            (E) Conversion or Continuation. Subject to the provisions of subsection 2.2(B), Borrowing Agent shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $500,000 and integral multiplies of $100,000 in excess of that amount as a LIBOR Loan or
(b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

            Borrowing Agent shall deliver a notice of conversion/continuation to Collateral Monitoring Agent no later than noon (New York time) at least three
(3) Business Days in advance of the proposed conversion/continuation date ("Notice of

Conversion/Continuation"). A Notice of Conversion/Continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

            In lieu of delivering the Notice of Conversion/Continuation, Borrowing Agent may give Collateral Monitoring Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Collateral Monitoring Agent on or before the proposed conversion/continuation date.

            Neither Collateral Monitoring Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Collateral Monitoring Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrowers shall have effected such conversion or continuation, as the case may be, hereunder.

      2.3   Fees.


            (A) Unused Line Fee. Borrowers shall pay to Collateral Monitoring Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment, as same may be adjusted pursuant to Section 2.4(B)(4) hereof, less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Lender Letter of Credit Reserve during the preceding month multiplied by one-half of one percent (0.50%) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter and on the last day of the term of this Agreement (whether due to any voluntary or mandatory prepayment of the Obligations in full, or otherwise).

            (B) Letter of Credit Fees. Borrowers shall pay to Collateral Monitoring Agent for the account of Lenders, a fee with respect to the Lender Letters of Credit in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by two percent (2.0%) per annum. Such fees will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrowers shall also reimburse Collateral Monitoring Agent for any and all fees and expenses, if any, paid by Collateral Monitoring Agent or any Lender to the issuer of any Bank Letter of Credit.

            (C) Prepayment Fees. If Borrowers voluntarily prepay the Obligations in full or, in the case of any voluntary prepayment of the Term Loans, in part (other than voluntary prepayments of the Revolving Loan which do not terminate the Revolving Loan Commitment), Borrowers, at the time of prepayment, shall pay to Collateral Monitoring Agent for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by (1) in the case of a prepayment in full of the Obligations, the sum of the Term Loans at the date of such prepayment plus the average daily amount of outstanding Revolving Loans and of the Letter of Credit Reserve for the prior twelve months or from the Closing Date to the date of such prepayment if such period is less than twelve months or (2) in the case of a prepayment of the Term Loans only, in whole or in part, the amount of such prepayment: three percent (3%) upon a prepayment during the first Loan Year; two percent (2%) upon a prepayment during the second Loan Year; and one percent (1%) upon a prepayment during each Loan Year thereafter; provided, however, to the extent any prepayment is made utilizing the proceeds of a sale of assets, as permitted pursuant to this Agreement, no prepayment fee will be payable on the portion of the prepayment which utilized such proceeds.

            (D) Loan Administration Fee. On the Closing Date, Borrowers shall pay to Administrative and Documentation Agent, for its own account, a nonrefundable loan administration fee of $50,000; provided, however, for each Loan Year after the first Loan Year such fee shall be shared equally by Administrative and Documentation Agent and Collateral Monitoring Agent and shall be paid by Borrowers to Collateral Monitoring Agent on each anniversary of the Closing Date.

            (E) Audit Fees. Borrowers agree to pay to Lenders for their own accounts an audit fee for each inspection equal to $650 per auditor per day or any portion thereof, together with out of pocket expenses, or the out of pocket fees, costs and expenses paid to third party auditors.

            (F) Other Fees and Expenses. Borrowers shall pay to Collateral Monitoring Agent, for its own account, all charges for returned items and all other bank charges incurred by Collateral Monitoring Agent, as well as Collateral Monitoring Agent's standard wire transfer charges for each wire transfer made under this Agreement.

            (G) Closing Fee. Borrowers shall pay to Collateral Monitoring Agent, for the ratable benefit of Lenders, a closing fee equal to the sum of (a) $250,000 on the Closing Date plus (b) fifty percent (50%) of any refund of extension fee from the Borrowers' current bank group upon receipt by Borrowers.

      2.4   Payments and Prepayments.

            (A) Manner and Time of Payment. In its sole discretion, or at the direction of Administrative and Documentation Agent, Collateral Monitoring Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on

Collateral Monitoring Agent's books and records. If Collateral Monitoring Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Collateral Monitoring Agent hereunder shall, unless otherwise directed by Collateral Monitoring Agent, be made to Collateral Monitoring Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Collateral Monitoring Agent's Account by wire transfer shall be credited to the Obligations on the Business Day received; provided, however, for the purpose of calculating interest on the Obligations such funds shall be deemed received the first Business Day thereafter.

            (B)   Mandatory Prepayments.

                  (1) Overadvance. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                  (2) Proceeds of Asset Dispositions. Immediately upon receipt by any Borrower or any of its Subsidiaries of proceeds of any Asset Disposition (in one or a series of related transactions), which net proceeds (after deduction for income and transfer taxes, capital gains taxes, brokerage commission, professional fees and other closing costs incurred in connection with such Asset Disposition) exceed $10,000 (it being understood that if the net proceeds exceed $10,000, the entire amount and not just the portion above $10,000 shall be subject to this subsection 2.4(B)(2)), Borrowers shall prepay the Obligations in an amount equal to such proceeds, such prepayments shall first be applied in payment of Scheduled Installments of Term Loan A, and then in repayment of Term Loan B, each in inverse order of maturity, except if Borrowers reasonably expect the net proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrowers shall deliver the proceeds to Collateral Monitoring Agent to be applied to the Revolving Loan, and Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement, provided, however, that to the extent that the net proceeds of any Asset Disposition exceed the amount of outstanding Revolving Loans, Borrowers may apply any such excess for such repair or replacement. If Borrowers fail to reinvest such proceeds within 180 days, Borrowers hereby authorize Lenders to make a Revolving Loan to repay the Term Loans as required hereby and/or if the Term Loans have been repaid in full, the Revolving Loan shall remain reduced as provided herein.

All such prepayments shall first be applied in payment of Scheduled Installments of Term Loan A and then in repayment of Term Loan B, each in inverse order of maturity, and, at any time after the Term Loans, shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment.

                  (3) Prepayments from Excess Cash Flow. Within ninety (90) days after the end of each Fiscal Year commencing with Fiscal Year 1997, Borrowers shall prepay the Obligations in an amount equal to fifty percent (50%) of Excess Cash Flow for such prior Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Administrative and Documentation Agent and Lenders pursuant to subsection 5.1(c). All such prepayments from Excess Cash Flow shall first be applied in payment of Scheduled Installments of Term Loan A, and then in repayment of Term Loan B, each in inverse order of maturity, and, at any time after the Term Loans shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment. Concurrently with the making of any such payment, each Borrower shall deliver to Administrative and Documentation Agent and Lenders a certificate of such Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                  (4) Prepayment upon Sale of Thread Division. The provisions of
Section 2.4(B)(2) above notwithstanding, Borrowers shall prepay the Obligations upon the sale or other disposition the Thread Division in an amount equal to (x) the outstanding principal balance of the Term Loans, plus (y) the amount of the outstanding principal balance of the Revolving Loan, so that after giving effect to such prepayment the Maximum Revolving Loan Amount for the Button Division shall exceed the Revolving Loan by at least $1,000,000. Upon such prepayments, and subject to the condition that Co-Agents and Lenders shall be satisfied that any remaining liabilities of the Thread Division shall not have an adverse effect upon the Button Division, only Holdings and Blumenthal shall be entitled to borrow hereunder and the Revolving Credit Commitment of all Lenders shall be reduced to $10,000,000 in the aggregate (such reduction in Revolving Credit Commitments to be a pro rata reduction). Borrowers may prepay the Obligations in full using the proceeds from the sale of the Thread Division and terminate this Agreement concurrently with such prepayment without paying any prepayment fee.

            (C) Voluntary Prepayments and Repayments. Except as provided in subsection 2.4(B), Borrowers' Obligations may only be prepaid or repaid in full and not in part. Borrowers may, at any time upon not less than three Business Days' prior notice to Administrative and Documentation Agent and Collateral Monitoring Agent, prepay the Term Loans or terminate the Revolving Loan Commitment; provided, however, the Revolving Loan Commitment may not be terminated by Borrowers until the Term Loans are paid in full. Upon termination of the Revolving Loan Commitment, Borrowers shall cause Collateral Monitoring Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Collateral Monitoring Agent's option, Borrowers will deposit cash collateral with Collateral Monitoring Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after prepayment or repayment.

            (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

      2.5 Term of this Agreement. This Agreement shall be effective until December 30, 2001 (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Administrative and Documentation Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' obligation to indemnify Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender in accordance with the terms hereof shall continue.

      2.6 Statements. Collateral Monitoring Agent shall render a monthly statement of account to Borrowing Agent and to Administrative and Documentation Agent within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrowing Agent make written objection thereto within thirty (30) days from the date such statement is mailed to Borrowing Agent. Borrowers promise to pay all of their Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

      2.7 Grant of Security Interest. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby grants to Administrative and Documentation Agent, on behalf of Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of such Borrower in the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) Intellectual Property; (J) the Subsidiary Stock; (K) all deposit accounts of such Borrower maintained with any bank or financial institution; (L) all cash and other monies and property of such Borrower in the possession or under the control of Administrative and Documentation Agent, any Lender or any participant; (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (N) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

      2.8 Capital Adequacy and Other Adjustments. In the event Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender or any corporation controlling Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender or any corporation controlling Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender and thereby reducing the rate of return on Administrative and Documentation Agent's, Collateral Monitoring Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Administrative and Documentation Agent and Collateral Monitoring Agent) or Administrative and Documentation Agent or Collateral Monitoring Agent (together with the certificate referred to in the next sentence) pay to Administrative and Documentation Agent or Collateral Monitoring Agent or such Lender additional amounts sufficient to compensate Administrative and Documentation Agent or Collateral Monitoring Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Administrative and Documentation Agent or Collateral Monitoring Agent or any Lender to Borrowing Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

      2.9   Taxes.

            (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender, Collateral Monitoring Agent or Administrative and Documentation Agent by the jurisdiction under the laws of which Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Administrative and Documentation Agent's, Collateral Monitoring Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

            (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (1) does or shall subject Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender); or

                  (2) does or shall impose on Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Administrative and Documentation Agent, Collateral Monitoring or such Lender, upon its demand, any additional amounts necessary to compensate Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender with respect to this Agreement or the other Loan Documents. If Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowing Agent of the event by reason of which Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to Borrowing Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

      2.10 Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrowing Agent, Collateral Monitoring Agent and Administrative and Documentation Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by the subsection 2.12, the obligation of Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

      2.11 Optional Prepayment/Replacement of Co-Agents or Lenders in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrowing Agent of written notice and demand from Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender (an "Affected Lender") for payment of additional costs as provided in subsection 2.8, Borrowing Agent may, at its option, notify Administrative and Documentation Agent, Collateral Monitoring Agent and such Affected Lender of its intention to do one of the following:

            (A) Borrowing Agent may obtain, at its expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative and Documentation Agent and Collateral Monitoring Agent. In the event Borrowing Agent obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided, that Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

            (B) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments without incurring any early payment fee hereunder with respect to such prepayment. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment but excluding the prepayment fee referenced in subsection 2.3(C)) and terminate such Affected Lender's Commitments.

      2.12 Compensation. Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation;

(ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrowing Agent; or (iv) as a consequence of any other default by Borrowers to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Collateral Monitoring Agent shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

      2.13 Booking of LIBOR Loans. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of Lender.

      2.14 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to any Lender under subsection 2.12 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.


                         SECTION 3. CONDITIONS TO LOANS

      3.1 Conditions to Loans. The obligations of each Lender to make Loans and the obligation of Collateral Monitoring Agent or any Lender to issue Lender Letters of Credit (i) on the Closing Date are subject to satisfaction of all of the conditions set forth below and (ii) on each Funding Date are subject to satisfaction of the conditions set forth in subparagraphs (A) through (I) below.

            (A) Closing Deliveries. Administrative and Documentation Agent shall have received, in form and substance satisfactory to Administrative and Documentation Agent, all documents, instruments and information identified on
Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Administrative and Documentation Agent may at any time reasonably request.

            (B) Security Interests. Administrative and Documentation Agent shall have received reasonably satisfactory evidence that all security interests and liens granted to Administrative and Documentation Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

            (C) Closing Date Availability. After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrower of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the Closing Date shall exceed the Revolving Loan by at least $2,000,000.

            (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowing Agent to Administrative and Documentation Agent after the Closing Date and approved by Administrative and Documentation Agent.

            (E) Fees. With respect to Loans or Lender Letters of Credit to be made or issued on the Closing Date, Borrower shall have paid the fees payable on the Closing Date referred to in subsection 2.3(D) and subsection 2.3(G).

            (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that would constitute an Event of Default or a Default.

            (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

            (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Collateral Monitoring Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

            (I) No Litigation. There shall not be pending or, to the knowledge of any Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Administrative and Documentation Agent by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Administrative and Documentation Agent, would reasonably be expected to have a Material Adverse Effect.

            (J) Audit. An audit by Administrative and Documentation Agent or its representatives of Borrowers' business, operations, financial condition, and assets, including the opportunity to meet with Borrowers' management.

            (K) Real Estate Appraisal. Real estate appraisals prepared by an appraiser retained by Administrative and Documentation Agent in conformance with FIRREA appraisal requirements.

            (L) Machinery and Equipment Appraisal. A machinery and equipment appraisal prepared by an appraiser acceptable to Administrative and Documentation Agent.

            (M)   INTENTIONALLY OMITTED.

            (N) Projections. Receipt of financial projections for Fiscal Year 1997 reasonably acceptable in form and content. Administrative and Documentation Agent shall have the opportunity to discuss the financial projections with the operating management of the Thread Division and Button Division, and be satisfied, in its reasonable business judgment, as to the likelihood of its successful implementation.

            (O) Environmental Matters. An environmental audit report in scope and substance reasonably satisfactory to Administrative and Documentation Agent prepared by a nationally recognized environmental engineering firm acceptable to Administrative and Documentation Agent. The report will be subject to a review by environmental legal counsel.

                  Administrative and Documentation Agent shall be reasonably satisfied that there are no existing or potential environmental liabilities which would have a material adverse impact on the financial condition or prospects of the Borrowers.

            (P) Insurance. Receipt of insurance policies or binders for insurance in types and amounts under terms and conditions reasonably satisfactory to Administrative and Documentation Agent with appropriate endorsements naming Administrative and Documentation Agent as loss payee.

              SECTION 4. BORROWERS' REPRESENTATIONS AND WARRANTIES

      To induce Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender to enter into this Agreement, to make Loans and to issue Lender Letters of Credit, each Borrower represents and warrants to Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender that the following statements are and will be true, correct and complete:

      4.1   Organization, Powers, Capitalization.

            (A) Organization and Powers. (i) Each of the Loan Parties (other than Thread) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document. (ii) Thread is a limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Thread has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

            (B) Capitalization. (i) The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties (other than Thread) are duly authorized and validly issued, fully paid, nonassessable, and, in all cases except for Holdings, free and clear of all Liens other than those in favor of Administrative and Documentation Agent for the benefit of Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties (other than Thread and Holdings) is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). No shares of the capital stock of any Loan Party (other than Thread), other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party (other than Thread), of any shares of capital stock or other securities of any such entity (ii) The membership interests of Thread are as set forth on Schedule 4.1(B). All such membership interests are duly authorized and validly issued, fully paid and nonassessable, and free and clear of all Liens other than those in favor of Administrative and Documentation Agent for the benefit of Lenders, and such membership interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No membership interests of Thread, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights or similar agreements or understandings for the purchase or acquisition from Thread of any membership interests.

      4.2 Authorization of Borrowing, No Conflict. Each Borrower has the power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, operating agreement with respect to Thread or the corporate charter or bylaws of any other Loan Party or any material agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

      4.3 Financial Condition. All financial statements concerning Holdings and its Subsidiaries which have been or will hereafter be furnished by Holdings and its Subsidiaries to Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of Holdings and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Holdings based on the unaudited consolidated balance sheet of Holdings dated November 30, 1996. The Projections delivered and to be delivered have been and will be prepared by Holdings in light of the past operations of the business of Holdings and its Subsidiaries, and such Projections represent and will represent the good faith estimate of Holdings and its senior management concerning the reasonably foreseeable course of its business as of the date such Projections are prepared and delivered, provided that the Projections being delivered on the Closing Date do not reflect, and have been prepared without any adjustment for, any sale or divestiture of all or any part of the Thread Division. The Projections and pro forma financial information contained in such materials are based upon the good faith estimates of Holdings and assumptions believed by Holdings to be reasonable at the time made, it being recognized by Co-Agents and Lenders that such Projections are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ from the projected results.

      4.4 Indebtedness and Liabilities. As of the Closing Date, neither any Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma; or (b) any material Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business since the date of the Pro Forma.

      4.5 Account Warranties. Each Borrower represents, warrants and covenants as to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, which have been asserted against the Account or any genuine setoffs, offsets or counterclaims which could be asserted against the Account based upon any obligation owing by any Borrower to such named account debtor (Borrower agrees that the foregoing representation and warranty shall not adversely affect the rights of

Co-Agents under Section 2.1(D)(17); the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); such Borrower is the lawful owner of the Account and has the right to assign the same to Administrative and Documentation Agent, for the benefit of Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Administrative and Documentation Agent, on behalf of Lenders, and the Account is due and payable in accordance with its terms.

      4.6 Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which each Borrower currently conducts business or has at any time during the past five years conducted business.

      4.7 Locations; FEIN. Schedule 4.7 sets forth the location of each Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of each Borrower and all Collateral locations, and such locations are Borrower's sole locations for its business and the Collateral. Each Borrower's federal employer identification number is set forth on Schedule 4.7.

      4.8 Title to Properties; Liens. Each Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of each Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

      4.9 Litigation; Adverse Facts. Except as set forth in Schedule 4.9, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of each Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. Since December 31, 1995 no Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

      4.10 Payment of Taxes. Except as set forth on Schedule 4.10, all material tax returns and reports of Holdings and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of Holdings or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Holdings and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

      4.11 Performance of Agreements. Except as set forth in Schedule 4.11, none of the Loan Parties and none of their respective Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of any such Person, and, to its knowledge after due inquiry, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      4.12 Employee Benefit Plans. Except as set forth on Schedule 4.12, Holdings, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. Except as reflected in the Pro Forma, no material liability has been incurred by Holdings, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

      4.13 Intellectual Property. Each Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.13.

      4.14 Broker's Fees. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

      4.15 Environmental Compliance. Except as disclosed in the December 31, 1995 financial statements of Holdings, the environmental reports attached hereto as Schedule 4.15 or in the Form 10-K for the fiscal year ending December 31, 1995 filed with the Securities and Exchange Commission, (a) each Loan Party (other than H&B and Chemical) has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all material permits, licenses or other authorizations required by applicable Environmental Laws, or in using, releasing, storing, transporting or disposing of any Hazardous Material, and (b) there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or to its knowledge after due inquiry, threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party (other than H&B and Chemical) or relating to any real property currently or formerly owned, leased or operated by any such Loan Party which, if determined adversely against such Loan Party could reasonably be expected to have a Material Adverse Effect.

      4.16 Solvency. After giving effect to the transactions contemplated by the Loan Documents, and as of, from and after the date of this Agreement, Holdings on a consolidated basis: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its consolidated liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay its probable consolidated liabilities as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to any Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Administrative and Documentation Agent, Collateral Monitoring Agent or Lenders for use in connection with the transactions contemplated hereby or in the reports previously filed by Holdings with the Securities and Exchange Commission.

      4.17 Disclosure. No representation or warranty of any Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Administrative and Documentation Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Administrative and Documentation Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender for use in connection with the transactions contemplated hereby or in the reports previously filed by Holdings with the Securities and Exchange Commission.

      4.18 Insurance. Each Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and each Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies.

      4.19 Compliance with Laws. Except as set forth in the various Schedules hereto, neither any Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, which violation would subject such Borrower or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged to its knowledge after due inquiry. This Section 4.19 does not apply to compliance with Environmental Laws, which compliance is covered by Section 4.15.

      4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of each Borrower and its Subsidiaries.

      4.21 Subsidiaries. No Borrower has any Subsidiaries other than as set forth on Schedule 4.21.

      4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, neither any Borrower nor any of its Subsidiaries is subject to an employment contract.

      4.23 Governmental Regulation. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holdings Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

      Borrowing Agent may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may any Borrower amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.


                        SECTION 5. AFFIRMATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, each Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

      5.1 Financial Statements and Other Reports. Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Holdings will deliver to Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender (unless specified to be delivered solely to Administrative and Documentation Agent or to Collateral Monitoring Agent) the financial statements and other reports described below.

            (A) Monthly Financials. As soon as available and in any event within twenty-five (25) days after the end of each month, Holdings will deliver (1) the unaudited consolidated balance sheet of Holdings and its Subsidiaries on a divisional basis as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

            (B) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, Holdings will deliver the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year and such financial statements shall have been reviewed by a firm of independent certified public accountants selected by Holdings. So long as Holdings is obligated to deliver reports to the Securities and Exchange Commission, the requirements of this Subsection 5.1(B) shall be met if the requirements of Section 5.1(R) are met within the time frame set forth in this Subsection 5.1(B).

            (C) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Holdings will deliver: (1) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Holdings and acceptable to Administrative and Documentation Agent and Collateral Monitoring Agent, which report shall be unqualified as to going concern and scope of audit of Holdings and its Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Holdings and its Subsidiaries, including (a) consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and

(b) related consolidating statements of earnings of Holdings and its Subsidiaries showing intercompany eliminations. So long as Holdings is obligated to deliver reports to the Securities and Exchange Commission, the requirements of this Subsection 5.1(C) shall be met if the requirements of Section 5.1(R) are met within the time frame set forth in this Subsection 5.1(C).

            (D) Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Borrowers and its Subsidiaries pursuant to subsection 5.1(C) (or with the delivery of the Form 10-K for the applicable Fiscal Year), Holdings will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) a notice to such accountants in form and substance satisfactory to Co-Agent to the effect that Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders, and identifying Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders intend to rely on such professional services provided to Holdings by such accountants. Promptly upon receipt thereof, Holdings will deliver copies of all significant reports submitted to Holdings by independent public accountants in connection with each annual, interim or special audit of the financial statements of Holdings made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

            (E) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrowing Agent will deliver a Compliance Certificate, together with copies of the calculations and work-up employed to determine Borrowers' compliance or noncompliance with the financial covenants set forth in Section 6.

            (F) Borrowing Base Certificates, Registers and Journals. On each Business Day, Borrowing Agent shall deliver to Collateral Monitoring Agent: (1) a Borrowing Base Certificate updated to reflect the most recent sales and collections of each Borrower and an assignment schedule of all Accounts created by Borrowers on that day; (2) an invoice register or sales journal describing all sales of Borrowers for that day, in form and substance satisfactory to Collateral Monitoring Agent, and, if Collateral Monitoring Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (3) a cash receipts journal.

            (G) Reconciliation Reports, Inventory Reports and Listings and Agings. On the Closing Date and within fifteen (15) Business Days after the last day of each month and from time to time upon the request of Collateral Monitoring Agent or Administrative and Documentation Agent, Borrowing Agent will deliver to Collateral Monitoring Agent: (1) an aged trial balance of all then existing Accounts; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within fifteen (15) Business Days after the last day of each month, and from time to time upon the request of Collateral Monitoring Agent or Administrative and Documentation Agent, Borrowing Agent will deliver to Collateral Monitoring Agent: (1) a Reconciliation Report as at the last day of such period; (2) an aged trial balance of all then existing accounts payable; and (3) a detailed inventory listing and cover summary report. All such reports shall be in form and substance reasonably satisfactory to Collateral Monitoring Agent.

            (H) Management Report. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (B) and (C) of this subsection 5.1, Borrowing Agent will deliver a management report: (1) describing the operations and financial condition of Holdings and its Subsidiaries for the period then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to 5.1(P); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Holdings to the effect that such information fairly presents the results of operations and financial condition of Holdings and its Subsidiaries as at the dates and for the periods indicated. No separate management report need be delivered if such information is otherwise contained for the applicable fiscal period in any reports required to be filed with the Securities and Exchange Commission which are timely delivered to each Lender.

            (I) Appraisals. From time to time, upon the request of Administrative and Documentation Agent and Collateral Monitoring Agent, Borrowing Agent will obtain and deliver to Administrative and Documentation Agent and Collateral Monitoring Agent, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Administrative and Documentation Agent and Collateral Monitoring Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, so long as no Event of Default is continuing, Administrative and Documentation Agent and Collateral Monitoring Agent shall not request an appraisal as to any particular category of Collateral to be performed more than once every other Loan Year at Borrowers' expense.

            (J) Government Notices. Each Borrower will deliver to Administrative and Documentation Agent promptly after receipt copies of all material notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or such Borrowers' payment or non-payment of any taxes including any tax audit.

            (K) Events of Default, etc. Promptly upon any officer of any Borrower obtaining knowledge of any of the following events or conditions, such Borrower shall deliver a certificate of such Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action such Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to such Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default which could reasonably be expected to have a Material Adverse Effect; or
(3) any other condition or event which could reasonably be expected to have a Material Adverse Effect.

            (L) Trade Names. Each Borrower and each of its Subsidiaries will give Administrative and Documentation Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Each Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

            (M) Locations. Each Borrower will give Administrative and Documentation Agent at least thirty (30) days advance written notice of any change in such Borrower's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

            (N) Bank Accounts. Each Borrower will give Administrative and Documentation Agent and Collateral Monitoring Agent prompt notice of any new bank accounts such Borrower or any of its Subsidiaries intends to establish prior to their opening same.

            (O) Litigation. Promptly upon any officer of any Borrower or its subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by such Borrower to Administrative and Documentation Agent and Collateral Monitoring Agent of a type or nature required to be disclosed by any Borrowers or its Subsidiaries or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, such Borrower will promptly give notice thereof to Administrative and Documentation Agent and Collateral Monitoring Agent and provide such other information as may be reasonably available to them to enable Administrative and Documentation Agent and Collateral Monitoring Agent and their respective counsel to evaluate such matter.

            (P) Projections. As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrower, Holdings will deliver consolidated and consolidating Projections of Holdings and its Subsidiaries for the forthcoming Fiscal Year, month by month.

            (Q) Other Indebtedness Notices. Each Borrower shall promptly deliver copies of all notices given or received by such Borrower and any of its Subsidiaries with respect to noncompliance with any term or condition related to any other Indebtedness, and shall promptly notify Lenders and Administrative and Documentation Agent of any potential or actual event of default with respect to any other Indebtedness.

            (R) Securities Reports. Holdings shall deliver copies of all reports required to be filed by Borrowers with the Securities and Exchange Commission.

            (S) Other Information. With reasonable promptness, each Borrower will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender may reasonably request from time to time.

      5.2 Access to Accountants and Management. Holdings authorizes Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders to discuss the financial condition and financial statements of each Borrower and its Subsidiaries with Holdings's independent public accountants, at mutually agreeable and reasonable times, upon reasonable notice to Holdings of its intention to do so (except no such notice shall be required if a Default or an Event of Default shall be in existence) and under reasonable circumstances and authorizes such accountants to respond to all of Administrative and Documentation Agent's, Collateral Monitoring Agent's and Lenders' inquiries. Each Lender may with the consent of Administrative and Documentation Agent and Collateral Monitoring Agent, which will not be unreasonably denied, confer with management of the Thread Division or Button Division directly regarding such Division's business, operations and financial condition.

      5.3 Inspection. Each Borrower shall permit Administrative and Documentation Agent, Collateral Monitoring Agent and any authorized representatives designated by Administrative and Documentation Agent or Collateral Monitoring Agent to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested upon twenty-four (24) hours notice. Each Borrower acknowledges that Administrative and Documentation Agent and Collateral Monitoring Agent intend to make such inspections on at least a quarterly basis. Each Lender may with the consent of Administrative and Documentation Agent and Collateral Monitoring Agent, which will not be unreasonably denied, accompany Administrative and Documentation Agent and Collateral Monitoring Agent on any such visit or inspection.

      5.4 Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate

Administrative and Documentation Agent's security interests in the Collateral, for the benefit of Lenders.

      5.5 Account Covenants; Verification. Each Borrower shall, at its own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use all reasonable efforts to assure prompt payment of all amounts due or to become due under the Accounts. No discounts, credits or allowances will be issued, granted or allowed by any Borrower to customers and no returns will be accepted without Collateral Monitoring Agent's prior written consent except in the ordinary course of its business consistent with prior practices and industry custom; provided, that until Collateral Monitoring Agent notifies such Borrower to the contrary, such Borrower may presume consent. Each Borrower will immediately notify Collateral Monitoring Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to such Borrower that may impair the validity or collectability of an Account. Collateral Monitoring Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, no Borrower shall without the prior consent of Collateral Monitoring Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

      5.6 Collection of Accounts and Payments. Borrowers shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrowers' name with such banks ("Collecting Banks") as are acceptable to Collateral Monitoring Agent (subject to irrevocable instructions acceptable to Collateral Monitoring Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which each Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Collateral Monitoring Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Administrative and Documentation Agent, for the benefit of Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Collateral Monitoring Agent's Account. Each Borrower hereby agrees that all payments received by Administrative and Documentation Agent, or Collateral Monitoring Agent whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Collateral Monitoring Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Administrative and Documentation Agent, for the benefit of Lenders. Each Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Collateral Monitoring Agent's Account. Any Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with such Borrower, shall, acting as trustee for Administrative and Documentation Agent, receive, as the sole and exclusive property of Administrative and Documentation Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of any Borrower or any of such Borrower's Affiliates, employees, agents or other Persons acting for or in concert with any Borrower, and immediately upon receipt thereof, such Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Collateral Monitoring Agent at its address set forth in subsection 10.4 below.

      5.7 Endorsement. Each Borrower hereby constitutes and appoints each of Administrative and Documentation Agent and Collateral Monitoring Agent and all Persons designated by Administrative and Documentation Agent or the Collateral Monitoring Agent for that purpose as such Borrower's true and lawful attorney-in-fact, with power to endorse such Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Administrative and Documentation Agent's or Collateral Monitoring Agent's possession or under or Collateral Monitoring Agent's control and to sign any Borrower's name on all financing statements or any other documents or instruments deemed necessary by Collateral Monitoring Agent to preserve, protect or perfect Administrative and Documentation Agent's interest in the Collateral and to file same. Both the appointment of Administrative and Documentation Agent and Collateral Monitoring Agent as each Borrower's attorney and Administrative and Documentation Agent's and Collateral Monitoring Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

      5.8 Corporate Existence. Each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Each Borrower will promptly notify Administrative and Documentation Agent of any change in its or its Subsidiaries' ownership or corporate structure.

      5.9 Payment of Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if such Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

      5.10 Maintenance of Properties; Insurance. Each Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Administrative and Documentation Agent and Collateral Monitoring Agent. Each Borrower shall cause Administrative and Documentation Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Administrative and Documentation Agent and shall collaterally assign to Administrative and Documentation Agent, for the benefit of Lenders, as security for the payment of the Obligations all business interruption insurance of such Borrower. Each Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

      5.11 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which such Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

      5.12 Further Assurances. Each Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Administrative and Documentation Agent such instruments, certificates of title or other documents as Administrative and Documentation Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Administrative and Documentation Agent's request, each Borrower shall cause any Subsidiaries of such Borrower promptly to guaranty the Obligations and to grant to Administrative and Documentation Agent, on behalf of Lenders, security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

      5.13 Collateral Locations. Each Borrower will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), each Borrower will execute such documents and take such actions as Administrative and Documentation Agent deems necessary to perfect and protect the security interests of the Administrative and Documentation Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

      5.14 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of any Borrower's agents or processors, such Borrower shall, upon the request of Lenders, notify such warehouseman, bailee, agent or processor of the security interests in favor of Administrative and Documentation Agent, for the benefit of Lenders, created hereby and shall instruct such Person to hold all such Collateral for Administrative and Documentation Agent's account subject to Administrative and Documentation Agent's instructions.

      5.15  Mortgages; Title Insurance; Surveys.

            (A) Title Insurance. On the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrowing Agent shall deliver or cause to be delivered to Administrative and Documentation Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Administrative and Documentation Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Administrative and Documentation Agent assuring Administrative and Documentation Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Administrative and Documentation Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Administrative and Documentation Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Administrative and Documentation Agent may reasonably request. In the case of each leasehold constituting Additional Mortgaged Property, Administrative and Documentation Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Administrative and Documentation Agent, which letters shall be in form and substance satisfactory to Administrative and Documentation Agent.

            (B) Additional Mortgaged Property. Administrative and Documentation Agent may from time to time designate real property or leasehold interests of any Loan Party or any Subsidiary of any Loan Party after the date hereof as "Additional Mortgaged Property", in which case the applicable Person shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Administrative and Documentation Agent a fully executed Mortgage, in form and substance satisfactory to Administrative and Documentation Agent together with title insurance policies and surveys as required by this subsection 5.15. Borrowers agree that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Administrative and Documentation Agent, on behalf of Lenders, shall have a valid and enforceable mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

            (C) Surveys. On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrowing Agent shall deliver or cause to be delivered to Administrative and Documentation Agent reports showing the items described on
Schedule 5.15(C) and within thirty (30) days of the Closing Date, Borrowing Agent shall deliver a cause to be delivered to Administrative and Documentation Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

      5.16 Use of Proceeds and Margin Security. Each Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.


                         SECTION 6. FINANCIAL COVENANTS

      Each Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless such Borrower has received the prior written consent of Requisite Lenders, each Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 6.

      6.1 Net Worth. Borrower shall maintain Net Worth for Holdings on a consolidated basis of at least the amounts set forth below at the end of each quarter of a Fiscal Year set forth below.

            Fiscal Quarter                        Amount
            --------------                        ------

            December 31, 1996                   $11,000,000
            March 31, 1997                      $11,500,000
            June 30, 1997                       $12,500,000
            September 30, 1997                  $14,000,000
            December 31, 1997                   $15,500,000
            March 31, 1998                      $15,500,000
            June 30, 1998                       $16,000,000
            September 30, 1998                  $17,000,000
            December 31, 1998                   $18,500,000
            March 31, 1999                      $19,500,000
            June 30, 1999                       $21,000,000
            September 30, 1999                  $22,000,000
            December 31, 1999                   $23,500,000
            March 31, 2000                      $25,000,000
            June 30, 2000                       $26,500,000
            September 30, 2000                  $28,000,000
            December 31, 2000                   $29,500,000
            March 31, 2001                      $31,000,000
            June 30, 2001                       $32,500,000
            September 30, 2001                  $34,000,000
            December 31, 2001                   $35,500,000

      6.2   INTENTIONALLY OMITTED.

      6.3 Minimum EBITDA. Borrowers shall at all times maintain EBITDA for Holdings on a consolidated basis of at least the amounts set forth below for any rolling twelve month period ending on the last day of each month during the periods set forth below.

                                          Amount for Rolling
      Fiscal Quarter Ending               Twelve Months
      ---------------------               ------------------

      December 31, 1996                   $14,000,000
      March 31, 1997                      $14,000,000
      June 30, 1997                       $14,250,000
      September 30, 1997                  $14,250,000
      December 31, 1997
       and thereafter                     $14,500,000

      6.4   INTENTIONALLY OMITTED.

      6.5 Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of Borrowers and its Subsidiaries (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed the amount set forth below for each period set forth below. In the event that any Borrower or any of its Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on any Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that such Borrower or any of its Subsidiaries enters into such Capital Lease or contract. Permitted Capital Expenditures not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year provided, however, any carried-over Capital Expenditure will be deemed used only after all otherwise Permitted Capital Expenditures for that Fiscal Year have been used.

            Period                                      Amount
            ------                                      ------
            December 31, 1996                         $1,500,000
            December 31, 1997 and thereafter          $1,250,000

      6.6 Fixed Charge Coverage. Borrowers shall not permit Fixed Charge Coverage calculated for Holdings on a consolidated basis for the rolling twelve
(12) month period ending on the last day of each month during the periods set forth below to be less than the amount set forth below for such periods.

                                Ratio for Rolling
      Fiscal Quarter Ending       Twelve Months
      ---------------------     -----------------
      December 31, 1996             1.00
      March 31, 1997                1.00
      June 30, 1997                 1.00
      September 30, 1997            1.00
      December 31, 1997
       and thereafter               1.05

      6.7   INTENTIONALLY OMITTED.


                          SECTION 7. NEGATIVE COVENANTS

      Each Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless such Borrower has received the prior written consent of Requisite Lenders, such Borrower shall not and will not permit any of its SubsidiarieS to:

      7.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness, among each Borrower and any other Loan Party so long as after giving effect to such intercompany Indebtedness, the Borrower to which the intercompany Indebtedness is owed has the ability to borrow amounts hereunder within its Individual Borrowing Base which are sufficient to enable it to meet its debts as they mature for the foreseeable future; provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness (excluding Capital Leases) not to exceed $50,000 in the aggregate for all Borrowers at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $500,000 outstanding at any time in the aggregate; and (e) Indebtedness existing on the Closing Date and identified on Schedule 7.1. Except for Indebtedness described permitted in the preceding sentence, each Borrower will not, and will not permit any of its Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which each Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

      7.2 Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

      7.3   Transfers, Liens and Related Matters.

            (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrowers and its Subsidiaries may (i) sell inventory in the ordinary course of business; and (ii) make Asset Dispositions if all of the following conditions are met: (1) except with respect to the sale of Thread Division the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash or the cash portion of the consideration if not all of the consideration consists of cash is in an amount at least sufficient to discharge the Obligations then outstanding; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) if this Agreement is not terminated as a result thereof, after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

            (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

            (C) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            (D) No Restrictions on Subsidiary Distributions to Borrower. Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock or membership interests owned by Borrower or any Subsidiary of any Borrower; (2) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary.

      7.4 Investments and Loans. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; and (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $200,000 at any time.

      7.5 Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:
(a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit any Borrower to pay the Obligations and to permit any Borrower to pay expenses incurred in the ordinary course of business and for the purpose of dividending proceeds to Holders from transactions permitted by Section 7.3(A) of this Agreement, and (b) Holdings may, subject to the conditions set forth below, redeem and/or pay dividends on its preferred stock in any Fiscal Year in an amount equal to twenty-five percent (25%) of the Excess Cash Flow for the prior Fiscal Year. Such payments on account of the of preferred stock by Holdings are subject to the following conditions precedent: (x) Term Loan B has been repaid in full, (Y) no Event of Default or Default would exist after giving effect to such payment, and (Z) after giving effect to such payment, the Maximum Revolving Loan Amount shall exceed the Revolving Loan by at least $1,000,000.

      7.6 Restriction on Fundamental Changes. (a) Enter into any transaction of merger or consolidation (other than with a Loan Party or an Affiliate thereof upon thirty (30) days prior written notice thereof to Co-Agents so long as (i) the survivor of such merger is a Borrower or the consolidated entity becomes a borrower hereunder and the Administrative and Documentation Agent has a first priority perfected Lien upon the assets of such survivor or consolidated entity, and (ii) if such merger or consolidation is with an Affiliate, the Co-Agents have consented to such transaction, which consent shall not be unreasonably withheld); (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) except for asset dispositions authorized by Section 7.3(A) of this Agreement, convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired (except for the sale of the Thread Division so long as the requirements of Section 2.4(B)(4) are met); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

      7.7   INTENTIONALLY OMITTED.

      7.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of each Borrower's business and upon fair and reasonable terms which are fully disclosed to Administrative and Documentation Agent and Lenders and which are no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

      7.9 Environmental Liabilities. Except with respect to H&B and Chemical,
(a) Violate any applicable Environmental Law unless such violation could not reasonably be expected to have a Material Adverse Effect; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

      7.10 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by each Borrower or any Subsidiary on the Closing Date.

      7.11 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither any Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

      7.12 Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person other than Holdings or any of its Subsidiaries; provided that in the event any Borrower files a return with Holdings, such Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated return with Holdings.

      7.13  Subsidiaries.  Establish, create or acquire any new Subsidiaries.

      7.14  Fiscal Year.  Change its Fiscal Year.

      7.15 Press Release; Public Offering Materials. Disclose the name of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

      7.16 Bank Accounts. Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement without Collateral Monitoring Agent's prior written consent.


                     SECTION 8. DEFAULT, RIGHTS AND REMEDIES

      8.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

            (A) Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

            (B) Default in Other Agreements. Except with respect to the Goldwyn Litigation, (1) failure of any Borrower or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of any Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity; or

            (C) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; or

            (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

            (E) Other Defaults Under Loan Documents. Any Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by any Borrower of notice from Administrative and Documentation Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

            (F) Change in Control. (1) As a result of any "Private Sale" (defined below) effected by The Noel Group, Inc. ("Noel") at any time prior to the expiration of the first Fiscal Year of this Agreement a "Change in Control" (defined below) occurs, unless the Co-Agents have consented to such transaction, which consent may be withheld by Co-Agents only if they have specific, legitimate and reasonable objections as to the financial fitness or business integrity of the proposed transferee, which grounds are communicated by the Co-Agents to the Borrowing Agent and Noel in writing. As used herein, a "Private Sale" means any private sale by Noel of all or any of its shares of preferred stock of Holdings to any Person or "group" of Persons acting in concert within the meaning of Section 13(d)(3) of the Securities Exchange act of 1934; and "Change of Control" means that Noel ceases to control, directly or indirectly, at least thirty-five percent (35%) of the issued and outstanding shares of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of Holdings. For purposes of certainty, it is expressly acknowledged and agreed that the term "Private Sale" does not include any distribution by Noel of all or any of its shares of preferred or common stock of Holdings to its stockholders or to the redemption by Holdings of all or any of such shares pursuant to the terms of Holding's Charter, or (2) Holdings ceases to beneficially own and control one hundred percent (100%) of the aggregate number of shares of any other Borrower's common stock (other than Thread with respect to which Holdings and H&B own and control one hundred percent (100%) of the membership interests and other than with respect to a sale of the Thread Division effectuated by a sale of the stock of each Borrower in the Thread Division); or

            (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to any Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for seventy-five (75) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower or any of its Subsidiaries, for all or a substantial part of the property of such Borrower or any such Subsidiary; or

            (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to any Borrower or any of its Subsidiaries or any Borrower or any of its Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of any Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

            (I) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

            (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale in connection with such money judgment, writ or warrant of attachment or similar process; or

            (K) Dissolution. Any order, judgment or decree is entered against any Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

            (L) Solvency. Any Borrower ceases to be Solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

            (M) Injunction. Any Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

            (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

            (O) Failure of Security. Administrative and Documentation Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Administrative and Documentation Agent or any Lender to take any action within its control; or

            (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

            (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            (R) Forfeiture. There is filed against any Borrower or any Guarantor any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral.

      8.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Administrative and Documentation Agent may or upon demand by Requisite Lenders shall, without notice or demand, instruct Collateral Monitoring Agent to immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

      8.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative and Documentation Agent may, and upon demand by Requisite Lenders shall, by written notice to any Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Collateral Monitoring Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Lender to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

      8.4 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Administrative and Documentation Agent and Lenders at law or in equity, Administrative and Documentation Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Collateral Monitoring Agent; (b) require each Borrower to, and each Borrower hereby agrees that it will, at its expense and upon request of Administrative and Documentation Agent forthwith, assemble all or part of the Collateral as directed by Administrative and Documentation Agent and make it available to Administrative and Documentation Agent at a place to be designated by Administrative and Documentation Agent which is reasonably convenient to both parties; (c) instruct Collateral Monitoring Agent to withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of any Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative and Documentation Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative and Documentation Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrowing Agent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Administrative and Documentation Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Administrative and Documentation Agent or such Lender. Administrative and Documentation Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. Administrative and Documentation Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Administrative and Documentation Agent shall not be required to proceed against any Collateral but may proceed against any Borrower directly. Notwithstanding anything herein to the contrary, in the event the Administrative and Documentation Agent in its discretion or upon the request of Requisite Lenders exercises the right to liquidate the Collateral, the Administration and Documentation Agent shall adopt a plan of liquidation upon consultation with the Collateral Monitoring Agent. If such plan requires the liquidation of accounts or inventory (a "Specified Liquidation Event"), the liquidation of such assets shall be conducted by the Collateral Monitoring Agent, in its sole discretion, while the liquidation of the other Collateral shall be conducted by the Administrative and Documentation Agent, in its sole discretion. The provisions of this Section 8.4 applicable to Administrative and Documentation Agent shall as well be applicable to Collateral Monitoring Agent during the existence of a Specified Liquidation Event.

      8.5 Appointment of Attorney-in-Fact. Each Borrower hereby constitutes and appoints Administrative and Documentation Agent and Collateral Monitoring Agent, as applicable, as such Borrower's attorney-in-fact with full authority in the place and stead of such Borrower and in the name of such Borrower, Administrative and Documentation Agent, Collateral Monitoring Agent or otherwise, from time to time in Administrative and Documentation Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Administrative and Documentation Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Administrative and Documentation Agent or Collateral Monitoring Agent, as applicable, may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrative and Documentation Agent or Collateral Monitoring Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Administrative and Documentation Agent and Collateral Monitoring Agent as each Bor- rower's attorney and Administrative and Documentation Agent's and Collateral Monitoring Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

      8.6 Limitation on Duty of Co-Agents with Respect to Collateral. Beyond the safe custody thereof and the exercise of commercially reasonable care, Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Administrative and Documentation Agent and Collateral Monitoring Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Administrative and Documentation Agent and Collateral Monitoring Agent accords its own property. Neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative and Documentation Agent in good faith.

      8.7 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative and Documentation Agent or Collateral Monitoring Agent from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Collateral Monitoring Agent (with the consent of or at the direction of Administrative and Documentation Agent) shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Collateral Monitoring Agent (with the consent of or at the direction of Administrative and Documentation Agent) may deem advisable notwithstanding any previous entry by Collateral Monitoring Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrowers owing to Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender and sixth, to Borrowers to the extent of any balance remaining after application of such proceeds or realization to the payments set forth above.

      8.8 License of Intellectual Property. Each Borrower hereby assigns, transfers and conveys to Administrative and Documentation Agent and Collateral Monitoring Agent, as applicable, for the benefit Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Borrower together with any goodwill associated therewith, all to the extent necessary to enable Administrative and Documentation Agent and Collateral Monitoring Agent, as applicable, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Administrative and Documentation Agent and Collateral Monitoring Agent, as applicable, and their respective successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to such Borrower by Administrative and Documentation Agent or Collateral Monitoring Agent, as applicable.

      8.9 Waivers, Non-Exclusive Remedies. No failure on the part of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


                     SECTION 9. ASSIGNMENT AND PARTICIPATION

      9.1   Assignments and Participations in Loans.

            (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) such Lender shall first obtain the written consent of Administrative and Documentation Agent and Collateral Monitoring Agent, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Administrative and Documentation Agent for acceptance and recording a Lender Addition

Agreement together with (x) a processing and recording fee of $2,500 payable to Administrative and Documentation Agent and (y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Administrative and Documentation Agent shall notify Collateral Monitoring Agent and Borrowing Agent of such assignment and each Borrower shall comply with its obligations under the last sentence of subsection 2.1(F). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender".

            (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrowers hereby acknowledge and agree that the participant under each participation shall for purposes of subsection 2.8, 2.9, 2.10, 9.4 and 10.2 be considered to be a "Lender".

            (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning any Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.

            (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

      9.2   Co-Agents.

            (A) Appointment. Each Lender hereby designates and appoints (i) Heller as its Administrative and Documentation Agent and (ii) Sanwa as its Collateral Monitoring

Agent, under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Administrative and Documentation Agent and Collateral Monitoring Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Administrative and Documentation Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Each of the Administrative and Documentation Agent and the Collateral Monitoring Agent agrees to act as Administrative and Documentation Agent and Collateral Monitoring Agent, respectively, on the express conditions contained in this subsection 9.2. The provisions of this subsection 9.2 are solely for the benefit of Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders and neither any Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of Administrative and Documentation Agent and Collateral Monitoring Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, any Borrower or any Loan Party. Administrative and Documentation Agent and Collateral Monitoring Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            (B) Nature of Duties. Administrative and Documentation Agent and Collateral Monitoring Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Administrative and Documentation Agent and Collateral Monitoring Agent shall be mechanical and administrative in nature. Administrative and Documentation Agent and Collateral Monitoring Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrowers, and Administrative and Documentation Agent and Collateral Monitoring Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Administrative and Documentation Agent or Collateral Monitoring Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Administrative and Documentation Agent or Collateral Monitoring Agent shall send notice thereof to each Lender. Administrative and Documentation Agent or Collateral Monitoring Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Administrative and Documentation Agent or Collateral Monitoring Agent to act or refrain from acting pursuant hereto.

            (C) Rights, Exculpation, Etc. Neither Administrative and Documentation Agent, nor Collateral Monitoring Agent nor any of their respective officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Administrative and Documentation Agent and Collateral Monitoring Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that each of Administrative and Documentation Agent and Collateral Monitoring Agent shall be liable with respect to its own gross negligence or willful misconduct. Collateral Monitoring Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Administrative and Documentation Agent and Collateral Monitoring Agent shall each exercise the same care which it would in dealing with loans for its own account, but neither Administrative and Documentation Agent nor Collateral Monitoring Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Neither Administrative and Documentation Agent nor Collateral Monitoring Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Each of Administrative and Documentation Agent and Collateral Monitoring Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative and Documentation Agent or Collateral Monitoring Agent is permitted or required to take or to grant, and Administrative and Documentation Agent and Collateral Monitoring Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative and Documentation Agent or Collateral Monitoring Agent as a result of Administrative and Documentation Agent or Collateral Monitoring Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, neither Administrative and Documentation Agent nor Collateral Monitoring Agent shall have any obligation to take any action if it, in good faith believes that such action exposes Administrative and Documentation Agent or Collateral Monitoring Agent to any liability.

            (D) Reliance. Each of Administrative and Documentation Agent and Collateral Monitoring Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication

(including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Each of Administrative and Documentation Agent and Collateral Monitoring Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by it in its sole discretion.

            (E) Indemnification. Each Lender, severally, agrees to reimburse and indemnify Administrative and Documentation Agent and Collateral Monitoring Agent, as applicable, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative and Documentation Agent's or Collateral Monitoring Agent gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

            (F) Heller and Sanwa Individually. With respect to its Commitments and the Loans made by it, and the Notes issued to it, Heller and Sanwa each shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller and Sanwa in their individual capacity as a Lender or one of the Requisite Lenders. Heller and Sanwa may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Administrative and Documentation Agent, or Collateral Monitoring Agent pursuant hereto.

            (G)   Successor Administrative and Documentation Agent.

                  (1) Resignation. Administrative and Documentation Agent and Collateral Monitoring Agent may each independently resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Borrowing Agent and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative and Documentation Agent or successor Collateral Monitoring Agent, as the case may be, of appointment pursuant to clause (2) below or as otherwise provided below.

            (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrowing Agent's prior consent which shall not unreasonably be withheld, appoint a successor Administrative and Documentation Agent or successor Collateral Monitoring Agent, as the case may be, provided, however, that if Heller is resigning as Administrative and Documentation Agent, then Requisite Lenders shall, without the prior written consent of Borrowing Agent, initially appoint Sanwa as the successor Administrative and Documentation Agent, which appointment must be accepted or rejected by Sanwa within ten (10) days of the date of such appointment, provided, further, if Sanwa is resigning as Collateral Monitoring Agent, then Requisite Lenders shall, without the prior written consent of Borrowing Agent, initially appoint Heller as the successor Collateral Monitoring Agent, which appointment must be accepted or rejected by Heller within ten (10) days of the date of such appointment. If a successor Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be shall not have been so appointed within said thirty (30) Business Day period, the retiring Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, upon notice to Borrowing Agent, shall then appoint a successor Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, who shall serve as Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, until such time as Requisite Lenders, upon receipt of Borrowing Agent's prior written consent which shall not be unreasonably withheld, appoint a successor Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, as provided above.

                  (3) Successor. Upon the acceptance of any appointment as Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, under the Loan Documents by a successor Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, such successor Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, and the retiring Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative and Documentation Agent's or retiring Collateral Monitoring Agent's resignation as Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative and Documentation Agent or Collateral Monitoring Agent, as the case may be, under the Loan Documents.

            (H)   Collateral Matters.

                  (1) Release of Collateral. Lenders hereby irrevocably authorize Co-Agents, at their option and in their discretion, to direct Administrative and Documentation Agent to release any Lien granted to or held by Administrative and Documentation Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrowing Agent certifies to Co-Agents that the sale or disposition is made in compliance with the provisions of this Agreement (and Co-Agents may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended. In addition during any Fiscal Year (x) Administrative and Documentation Agent, with the consent of Co-Agents or Required Lenders if Sanwa does not hold 50% of the Commitments, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (y) Administrative and Documentation Agent, with the consent of Lenders having 90% of (i) the Total Loan Commitments and (ii) Loans, may release more than 25% of the Collateral.

                  (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Co-Agents' authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrowing Agent, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Administrative and Documentation Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Administrative and Documentation Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrowing Agent, Co-Agents shall (and are hereby irrevocably authorized by Lenders to) direct Administrative and Documentation Agent execute such documents as may be necessary to evidence the release of the Liens granted to Administrative and Documentation Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Administrative and Documentation Agent shall not be required to execute any such document on terms which, in Administrative and Documentation Agent's opinion, would expose Administrative and Documentation Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (3) Absence of Duty. Administrative and Documentation Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative and Documentation Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Monitoring Agent or Administrative and Documentation Agent in this subsection 9.2(H) or to Administrative and Documentation Agent or Collateral Monitoring Agent in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Collateral Monitoring Agent and Administrative and Documentation Agent may act in any manner they may deem appropriate, in their discretion, given Collateral Monitoring Agent's or Administrative and Documentation Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that neither the Collateral Monitoring Agent nor Administrative and Documentation Agent shall have any duty or liability whatsoever to any of the other Lenders; provided, that Administrative and Documentation Agent and Collateral Monitoring Agent shall each exercise the same care which it would in dealing with loans for its own account.

            (I) Agency for Perfection. Each Lender hereby appoints each other Lender and Collateral Monitoring Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative and Documentation Agent) obtain possession of any such Collateral (other than cash proceeds which are received by Collateral Monitoring Agent), such Lender shall notify Administrative and Documentation Agent thereof, and, promptly upon Administrative and Documentation Agent's request therefor, shall deliver such Collateral to Administrative and Documentation Agent or in accordance with Administrative and Documentation Agent's instructions.

            (J) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Administrative and Documentation Agent or, to the extent provided for herein, Collateral Monitoring Agent; provided, however, each Lender and the Collateral Monitoring Agent shall be entitled to file a proof of claim with respect to its pro rata share of the Obligations in any bankruptcy proceeding.

      9.3   Consents.

            (A) In the event Administrative and Documentation Agent requests the consent of a Lender and does not receive a written denial thereof within five
(5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

            (B) In the event Administrative and Documentation Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender (other than a Lender whose Commitment Percentage is greater than or equal to Heller's Commitment Percentage) to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrowers. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

      9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Administrative and Documentation Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

      9.5 Disbursement of Funds. Collateral Monitoring Agent may, on behalf of Lenders, disburse funds to Borrowing Agent, or to such Borrower(s) as Borrowing Agent shall direct, for Loans requested. Each Lender shall reimburse Collateral Monitoring Agent on demand for all funds disbursed on its behalf by Collateral Monitoring Agent, or if Collateral Monitoring Agent so requests, each Lender will remit to Collateral Monitoring Agent its Pro Rata Share of any Loan before Collateral Monitoring Agent disburses same to Borrowing Agent or pursuant to its directions. If Collateral Monitoring Agent elects to require that funds be made available prior to disbursement to Borrowing Agent or pursuant to its directions, Collateral Monitoring Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such Lender shall pay Collateral Monitoring Agent such Lender's Pro Rata Share of such requested

Loan, in same day funds, by wire transfer to Collateral Monitoring Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Loans and 3:00 p.m. Central time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Collateral Monitoring Agent's demand, Collateral Monitoring Agent shall promptly notify Borrowing Agent, and Borrowers shall immediately repay such amount to Collateral Monitoring Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Collateral Monitoring Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Collateral Monitoring Agent or Administrative and Documentation Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

      9.6   Settlements, Payments and Information.

            (A)   Revolving Advances and Payments; Fee Payments.

                  (1) The Revolving Loan may fluctuate from day to day through Collateral Monitoring Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Collateral Monitoring Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.5, Revolving Advances and repayments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Payments of principal, interest and fees in respect of the Term Loans will be settled on the Business Day received in accordance with the provisions of Section 2. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Collateral Monitoring Agent to Borrowing Agent or pursuant to its directions will commence on the date such advances are made by Collateral Monitoring Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                  (2) Once each week, or more frequently (including daily), if Collateral Monitoring Agent so elects (each such day being a "Settlement Date"), Collateral Monitoring Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Settlement Date.

                  (3) On the first Business Day of each month ("Interest Settlement Date"), Collateral Monitoring Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrowers for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Collateral Monitoring Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. Central time on the Interest Settlement Date such Lender's share of such interest and fees.

            (B)   Availability of Lender's Pro Rata Share.

                  (1) Unless Collateral Monitoring Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrowing Agent, Collateral Monitoring Agent may assume that such Lender will make such amount available to Collateral Monitoring Agent on the Funding Date or the next Settlement Date, as applicable. If such amount is not, in fact, made available to Collateral Monitoring Agent by such Lender when due, Collateral Monitoring Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                  (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Collateral Monitoring Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

                  (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Advance made with respect to any draw on a Lender Letter of Credit.

            (C)   Return of Payments

                  (1) If Collateral Monitoring Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Monitoring Agent from Borrowers and such related payment is not received by Collateral Monitoring Agent, then Collateral Monitoring Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                  (2) If Collateral Monitoring Agent determines at any time that any amount received by Collateral Monitoring Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Collateral Monitoring Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Collateral Monitoring Agent on demand any portion of such amount that Collateral Monitoring Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Monitoring Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

      9.7 Dissemination of Information. Administrative and Documentation Agent will provide Lenders with any information received by Administrative and Documentation Agent from Borrowing Agent or any Borrower which is required to be provided to a Lender hereunder; provided, however, that Administrative and Documentation Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative and Documentation Agent's gross negligence or willful misconduct.

      9.8 Discretionary Advances. Co-Agents may, in their mutual discretion direct Collateral Monitoring Agent to (i) provided that no Event of Default exists, require Lenders to make Revolving Advances of up to 10% in excess of the limitations set forth in subsection 2.1 (B)(1)(b) but not in excess of the limitation set forth in subsection 2.1 (B)(1)(a) for a period of not more than 30 consecutive days and (ii) during the continuance of an Event of Default, make Revolving Advances in an aggregate amount of not more than $500,000 in excess of the limitations set forth in subsection 2.1 (B)(1) for the purpose of preserving or protection the Collateral.


                            SECTION 10. MISCELLANEOUS

      10.1 Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all reasonable fees, (including, without limitation, the audit fees described in Section 2.3(E)), out-of-pocket costs and expenses incurred by Administrative and Documentation Agent and the Collateral Monitoring Agent, in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, out-of-pocket costs and expenses shall be part of the Obligations, payable on demand and secured by the
Collateral: (a) fees, out-of-pocket costs and expenses (including attorneys' fees, fees of environmental consultants, accountants and other professionals retained by Administrative and Documentation Agent or Collateral Monitoring Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) out-of-pocket fees, costs and expenses (including attorneys' fees, and fees of environmental consultants, accountants and other professionals retained by Administrative and Documentation Agent or Collateral Monitoring Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, out-of-pocket costs and expenses incurred by Administrative and Documentation Agent in creating, perfecting and maintaining perfection of Liens in favor of Administrative and Documentation Agent, on behalf of Lenders; (d) fees, costs and expenses incurred by Collateral Monitoring Agent in connection with forwarding to any Borrower the proceeds of Loans including Collateral Monitoring Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Collateral Monitoring Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees) of Administrative and Documentation Agent or Collateral Monitoring Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

      10.2 Indemnity. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to indemnify, pay and hold Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender and the officers, directors, employees, agents, consultants, auditors, persons engaged by Administrative and Documentation Agent, Collateral Monitoring Agent, or any Lender to evaluate or monitor the Collateral, affiliates and attorneys of Administrative and Documentation Agent, Collateral Monitoring Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender, Administrative and Documentation Agent's, Collateral Monitoring Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

      10.3  Amendments and Waivers.

            (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Co-Agents if Requisite Lenders is 50%, or by Requisite Lenders if Requisite Lenders is greater than 50%, as applicable; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
(iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (vi) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of Borrowing Base and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative and Documentation Agent or Collateral Monitoring Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative and Documentation Agent, or Collateral Monitoring Agent, as the case may be, in addition to the Lenders required herein above to take such action.

            (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative and Documentation Agent to take additional Collateral pursuant to any Loan Document.

            (C) No amendment, modification or waiver of any provision of any Lender Letter of Credit shall be applicable without the written concurrence of the issuer of such Lender Letter of Credit. No notice to or demand on Borrowing Agent or any other Loan Party in any case shall entitle Borrowing Agent or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each Lender, and, if signed by a Loan Party, on such Loan Party.

            (D) In the event Administrative and Documentation Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or (2) any Default constituting a condition to the funding of any Revolving Advance or issuance of any Lender Letter of Credit, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

      10.4 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

            If to any Borrower,
            care of Borrowing
            Agent at:               BELDING HEMINWAY COMPANY, INC.
                                    1430 Broadway
                                    New York, New York 10018
                                    Attn: Edward F. Cooke
                                    Telecopy No.: (212) 869-1002

            With a copy to:         BRYAN CAVE LLP
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attn: Peter Eisenberg, Esq.
                                    Telecopy No.: (212) 692-1900

            If to Administrative
            and Documentation Agent
            or to Heller:           HELLER FINANCIAL, INC.
                                    500 West Monroe
                                    Chicago, Illinois, 60661
                                    Attn:  HBC Portfolio Manager
                                    Telecopy No.:  (312) 441-6969

            With a copy to:         HELLER FINANCIAL, INC.
                                    500 West Monroe
                                    Chicago, Illinois 60661
                                    Attn:  Legal Department/HBC
                                    Telecopy No.:  (312) 441-7652


            If to Collateral        SANWA BUSINESS CREDIT CORPORATION
            Monitoring Agent:       500 Glenpointe Centre West
                                    Teaneck, New Jersey 07666
                                    Attn: Thomas Watson
                                    Senior Account Executive
                                    Telecopy No.: (201) 836-4744


      If to any Lender: Its address indicated on the signature page hereto, in a Lender Addition Agreement or in a notice to Administrative and Documentation Agent and Borrowing Agent or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

      10.5 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
Notwithstanding anything in this

Agreement or implied by law to the contrary, the agreements of each Borrower set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and the termination of this Agreement.

      10.6 Indulgence Not Waiver. No failure or delay on the part of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender or any holder of the Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      10.7 Marshaling; Payments Set Aside. Neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative and Documentation Agent, Collateral Monitoring Agent and/or any Lender or Administrative and Documentation Agent, Collateral Monitoring Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      10.8 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

      10.9 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

      10.11 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Administrative and Documentation Agent fails or refuses to exercise any remedies against Borrowers after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.12 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower may assign its rights or obligations hereunder without the written consent of Lenders.

      10.15 No Fiduciary Relationship; Limitation of Liabilities.

            (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to any Borrower.

            (B) Neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other
Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender or any of Administrative and Documentation Agent's, Collateral Monitoring Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

      10.16 CONSENT TO JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AND DOCUMENTATION AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

      10.17 WAIVER OF JURY TRIAL. EACH BORROWER, EACH CO-AGENT, ADMINISTRATIVE AND DOCUMENTATION AGENT, COLLATERAL MONITORING AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. EACH BORROWER, EACH CO-AGENT, ADMINISTRATIVE AND DOCUMENTATION AGENT, COLLATERAL MONITORING AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, EACH CO-AGENT, ADMINISTRATIVE AND DOCUMENTATION AGENT, COLLATERAL MONITORING AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      10.18 Construction. Each Borrower, each Co-Lender, Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers, Co-Agents, Administrative and Documentation Agent, Collateral Monitoring Agent and each Lender.

      10.19 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

      10.20 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender shall have the right to act exclusively in the interest of Administrative and Documentation Agent, Collateral Monitoring Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower or any of such Borrower's shareholders or any other Person.

      10.21 Confidentiality. Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by each Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Borrower, such Lender may use the information in connection with its other credits. Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 10.21. In no event shall Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender be obligated or required to return any materials furnished by any Borrower; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by each Borrower in connection herewith.

                          SECTION 11. BORROWING AGENCY

      11.1  Borrowing Agency Provisions.

            (A) Notwithstanding anything to the contrary herein provided, each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Collateral Monitoring Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

            (B) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Administrative and Documentation Agent, Collateral Monitoring Agent, and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders and holds Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders on any request or instruction from Borrowing Agent or any other action taken by Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders with respect to this Section 11.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

            (C) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations, by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Administrative and Documentation Agent or Requested Lenders to any Borrower, failure of Collateral Monitoring Agent to give any Borrower notice of borrowing or any other notice, any failure of Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Administrative and Documentation Agent of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

      11.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been paid in full and the irrevocable termination of this Agreement.


                           SECTION 12. CROSS-GUARANTY

      12.1 Cross Guaranty. Each Borrower and Guarantor hereby acknowledges and agrees that it is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders the full and prompt payment of, all Obligations owed or hereafter owing to such Person by each other Borrower and Guarantor. Each Borrower and Guarantor further agrees to pay all costs and expenses including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses, paid or incurred by Administrative and Documentation Agent, Collateral Monitoring Agent or Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, such Borrower, Guarantor or any other guarantor of all or any part of the Obligations.

      12.2  Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Borrower or Guarantor, as the case may be, shall make a payment under this Section 12 of all or any of the Obligations for which such Borrower or Guarantor, as the case may be, is not primarily liable (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Borrowers and Guarantors, as the case may be, exceeds the amount which such Borrower or Guarantor, as the case may be, would otherwise have paid if each Borrower and Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's and Guarantor's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of the Borrowers and Guarantors in effect immediately prior to the making of such Guarantor Payment, then such Borrower or Guarantor, as the case may be, shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrowers and Guarantors, as the case may be, for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Borrower or Guarantor, as the case may be, shall be equal to the maximum amount of the claim which could then be recovered from such Borrower or Guarantor, as the case may be, under this Section 12 without rendering such claim voidable or avoidable under Section

548 of chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This subsection 12.2 is intended only to define the relative rights of the Borrowers and Guarantors and nothing set forth in this subsection
12.2 is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, and nothing contained in this subsection 12.2 shall limit the liability of any Borrower to pay the Obligations for which it is primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Borrower or Guarantor, as the case may be, to which such contribution and indemnification is owing.

      12.3 Obligations Absolute. The liability of each Borrower and Guarantor to Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders hereunder shall not be affected or impaired by any of the following: (i) the validity or enforceability of the Obligations or any part thereof, or of any Note or other instrument or document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect the Obligations from a Borrower, a Guarantor or any other guarantor or other action to enforce the same, (iii) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (iv) one or more extensions or renewals of Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to any Obligations; (v) any waiver or indulgence granted to a Borrower or any Guarantor, as the case may be, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (vi) any full or partial release of, compromise or settlement with, or agreement not to sue a Borrower, a Guarantor or any other guarantor or other person liable in respect of any Obligations; (vii) any release, surrender, cancellation or other discharge of any evidence of any of the Obligations or the acceptance of any instrument in renewal or substitution therefore; (viii) any failure to obtain collateral security (including rights of setoff) for any of the Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; (ix) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security;
(x) any assignment, pledge or other transfer of any of the Obligations or any evidence thereof; (xi) any manner, order or method of application of any payments or credits upon any of the Obligations; (xii) the Lenders' election, in any case or proceedings under the Bankruptcy Code of the application of Section 1111(b)(2) thereof, (xiii) any borrowing or grant of a Lien by a Borrower as debtor in possession under Section 364 of the Bankruptcy Code and (xiv) the disallowance under the Bankruptcy Code of all or any portion of Lender's claim for repayment of the Obligations. Each Borrower and Guarantor hereby waives any and all legal and equitable defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

      Each Borrower and Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the other Borrowers and Guarantors, as the case may be, and any and all endorsers and other guarantors of any agreement, instrument or document evidencing or securing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and each Borrower and Guarantor hereby agrees that neither Administrative and Documentation Agent, Collateral Monitoring Agent nor any Lender shall have any duty to advise such Borrower or Guarantor, as the case may be, of information regarding such condition or any such circumstances. Each Borrower and Guarantor hereby acknowledges familiarity with each other Borrower's and Guarantor's financial condition and has not relied on any statements by Administrative and Documentation Agent, Collateral Monitoring Agent or any Lender in obtaining such information. In the event Administrative and Documentation Agent or Collateral Monitoring Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower or a Guarantor, it shall not be under any obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable credit practices, Administrative and Documentation Agent or Collateral Monitoring Agent wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to such Borrower or Guarantor, as the case may be.

      12.4 Waiver. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, ADMINISTRATIVE AND DOCUMENTATION AGENT MAY, AT ITS SOLE ELECTION, AND, UPON DEMAND BY REQUISITE LENDERS, SHALL PROCEED DIRECTLY, WITHOUT NOTICE, AGAINST A BORROWER OR GUARANTOR TO COLLECT AND RECOVER ALL OR ANY PART OF THE OBLIGATIONS WITHOUT FIRST PROCEEDING AGAINST THE OTHER BORROWERS, ANY OTHER GUARANTOR, OR ANY COLLATERAL FOR THE OBLIGATIONS.

      EACH BORROWER AND GUARANTOR ALSO WAIVES ALL SETOFFS AND COUNTERCLAIMS AND ALL PRESENTMENTS, DEMANDS FOR PERFORMANCE, NOTICES OF NONPERFORMANCE, PROTESTS, NOTICES OF PROTEST, NOTICES OF DISHONOR, AND NOTICES OF ACCEPTANCE OF THIS AGREEMENT. EACH BORROWER AND GUARANTOR FURTHER WAIVES ALL NOTICES OF THE EXISTENCE, CREATION OR INCURRING OF NEW OR ADDITIONAL INDEBTEDNESS, ARISING EITHER FROM ADDITIONAL LOANS EXTENDED TO THE OTHER BORROWERS OR OTHERWISE, AND EXCEPT FOR NOTICES EXPRESSLY REQUIRED HEREUNDER, ALSO WAIVES ALL NOTICES THAT THE PRINCIPAL AMOUNT, OR ANY PORTION THEREOF, OR ANY INTEREST ON ANY AGREEMENT, INSTRUMENT OR DOCUMENT EVIDENCING OR SECURING ALL OR ANY PART OF THE OBLIGATIONS IS DUE, NOTICES OF ANY AND ALL PROCEEDINGS TO COLLECT FROM THE MAKER, ANY ENDORSER OR ANY OTHER GUARANTOR OF ALL OR ANY PART OF THE OBLIGATIONS, OR FROM ANY OTHER PERSON, AND TO THE EXTENT PERMITTED BY LAW, NOTICES OF EXCHANGE, SALE, SURRENDER OR OTHER HANDLING OF ANY COLLATERAL GIVEN TO ADMINISTRATIVE AND DOCUMENTATION AGENT TO SECURE PAYMENT OF THE OBLIGATIONS.

      12.5 Recovery. Each Borrower and Guarantor agrees that, to the extent that any other Borrower or Guarantor, as the case may be, makes a payment or payments to Collateral Monitoring Agent or Administrative and Documentation Agent for the benefit of Lenders, or Administrative and Documentation Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such other Borrower or Guarantor, as the case may be, its estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this cross guaranty shall continue to be in existence and full force and effect, irrespective of whether any evidence of the Obligations has been surrendered or cancelled.

      12.6 Liability Cumulative. The liability of the Borrowers and Guarantors under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower and Guarantor to Administrative and Documentation Agent, Collateral Monitoring Agent and Lenders under this Agreement and the Loan Documents to which such Borrower or Guarantor, as the case may be, is a party or in respect of any Obligations or obligation of any other Borrower or Guarantor, as the case may be, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

            Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              BELDING HEMINWAY COMPANY, INC.,
                              BLUMENTHAL/LANSING COMPANY,
                              CULVER INTERNATIONAL INC.
                              DANFIELD THREADS, INC.
                              AMERICAN COLLARS, INC.
                              THE BRIDGE REALTY COMPANY


                              By: /s/ H. Cook
                                  ----------------------------------
                              Title: ______________________ of each
                                     of the foregoing corporations

                              THE BELDING THREAD GROUP, LLC


                              By: /s/ H. Cook
                              Title: Manager

                  [SIGNATURE LINES CONTINUED ON FOLLOWING PAGE]

                              HELLER FINANCIAL, INC., AS ADMINISTRATIVE AND DOCUMENTATION AGENT, CO-AGENT AND LENDER


                              By: /s/ George F. Kurteson
                                 --------------------------
                              Title: Senior Vice President
                                    -----------------------

                              Revolving Loan Commitment:
                              $10,000,000

                              Term Loan A Commitment:
                              $7,000,000

                              Term Loan B Commitment:
                              $4,000,000

                              Commitment Percentage:  50%


                              SANWA BUSINESS CREDIT CORPORATION, AS
                              COLLATERAL MONITORING AGENT, CO-AGENT AND LENDER


                              By: /s/ John J. McKenna
                                  -------------------------
                              Title: First Vice President
                                    -----------------------

                              Revolving Loan Commitment:
                              $10,000,000

                              Term Loan A Commitment
                              $7,000,000

                              Term Loan B Commitment
                              $4,000,000

                              Commitment Percentage:  50%

ACCEPTED AND AGREED TO
AS TO SECTION 12:



BELDING CHEMICAL INDUSTRIES, INC.
THE HEMINWAY & BARTLETT MANUFACTURING COMPANY




By: /s/ H. Cook
    --------------------------------
Title: VP of each of the foregoing corporations
      ----

                                    EXHIBITS

Borrowing Base Certificate
Compliance Certificate
Inventory Report
Lender Addition Agreement
Reconciliation Report

                                    SCHEDULES

1.1(A) Mortgaged Property
1.1(B)      Other Liens
1.1(C) Pro Forma
4.1(B)      Capitalization of Loan Parties
3.1(A) List of Closing Documents
4.6         Trade Names (Present and Past Five Years)
4.7         Location of Principal Place of Business, Books and Records and
            Collateral
4.9         Litigation
4.10        Tax Matters
4.11        Contract Disputes
4.12        Benefit Plans
4.13        Intellectual Property
4.15        Environmental Compliance
4.16        Material Events
4.20        Bank Accounts
4.21        Subsidiaries
4.22        Employee Matters
7.1         Permitted Indebtedness


A-2